--------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

                                                      REGISTRATION NO. 333-90738

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ---------------------------------------

                                  BIOMODA, INC.
                 (Name of small business issuer in its charter)

                          -----------------------------

          NEW MEXICO                         2865                 85-0392345
------------------------------  ----------------------------  -----------------
  (STATE OF JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.

                      -------------------------------------

                                 JOHN J. COUSINS
                           8301 WASHINGTON NE, SUITE 5
                         ALBUQUERQUE, NEW MEXICO, 87113
                                 (505) 821-0875

(Address, including zip code and telephone number of principal executive offices and principal place of business and name,
               address and telephone number of agent for service)

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________________________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]____________________________

                         CALCULATION OF REGISTRATION FEE

=====================   ==================   ===================   ==================   ===================   ==================
TITLE OF EACH CLASS         AMOUNT OF         DOLLAR AMOUNT TO     PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
OF SECURITIES TO BE     SECURITIES TO BE       BE REGISTERED        OFFERING PRICE          AGGREGATE         REGISTRATION FEE
     REGISTERED            REGISTERED                                PER SHARE (1)        OFFERING PRICE
---------------------   ------------------   -------------------   ------------------   -------------------   ------------------
    Common Stock         5,000,000 shares       $15,000,000.00            $3.00            $15,000,000.00          $7,170.00 (2)
---------------------   ------------------   -------------------   ------------------   -------------------   ------------------
    Common Stock         5,000,000 shares       $15,000,000.00            $3.00            $15,000,000.00          $1,765.50
---------------------   ------------------   -------------------   ------------------   -------------------   ------------------
       Total            10,000,000 shares       $30,000,000                                $30,000,000             $8,935.50 (2)
=====================   ==================   ===================   ==================   ===================   ==================

(1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457 of the Securities Act of 1933

(2) Fee previously paid for registration of 5,000,000 shares at $6.00 per share.

----------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS DATED JANUARY 13, 2005

                                  BIOMODA, INC.

                 10,000,000 SHARES OF NO PAR VALUE COMMON STOCK
                        PURCHASE PRICE OF $3.00 PER SHARE

THE OFFERING:

                               PER SHARE             TOTAL
                               ---------       -----------
Public Price                       $3.00       $30,000,000
Underwriting Discounts/
Commissions                        $0.00             $0.00
Proceeds to Biomoda, Inc.          $3.00       $30,000,000

This is a "self-underwritten" public offering, with no minimum purchase requirement. There is no minimum number of shares that must be sold in this offering. The offer will terminate the earlier of three (3) years from the registration date, or upon the sale of the 10,000,000th share.

(1)  We  are  not  using  an  underwriter  for  this  offering.   SEE  "Plan  of
Distribution."

(2) The commissions shown do not include legal, accounting, printing, and related costs incurred in making this offering. We will need to pay all such costs, which we estimate to be $210,438.50.

(3) The shares are being offered on a "best-efforts" basis.

(4)There is currently no trading market for our securities.

(5)SEE THE "RISK FACTORS" SECTION OF THIS PROSPECTUS LOCATED BEGINNING ON PAGE 9 IN THIS PROSPECTUS.

THIS IS AN INITIAL PUBLIC OFFERING OF COMMON STOCK. THERE IS NO PUBLIC TRADING MARKET FOR OUR SHARES, AND NO ASSURANCE CAN BE GIVEN THAT AN ACTIVE MARKET WILL EVER DEVELOP. THE SHARES OFFERED HEREUNDER ARE NOT LISTED WITH ANY NATIONAL SECURITIES EXCHANGE NOR THE NASDAQ STOCK QUOTATION SYSTEM. THE OFFERING PRICE FOR OUR STOCK MAY NOT BE THE SAME AS THE MARKET PRICE FOR OUR STOCK AFTER THE OFFERING.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK, AND THE SECURITIES OFFERED BY THIS PROSPECTUS ARE HIGHLY SPECULATIVE. YOU SHOULD ONLY BUY THIS STOCK IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS", BEGINNING ON PAGE 9, AND "DILUTION", BEGINNING ON PAGE 16, TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE BUYING THIS STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THE INFORMATION IN THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIMINAL OFFENSE FOR ANYONE TO INFORM YOU OTHERWISE.

THE INFORMATION IN THIS PROSPECTUS WILL BE SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES, NOR MAY WE ACCEPT OFFERS TO BUY, UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL WE SELL ANY OF THESE SECURITIES, IN ANY STATE WHERE SUCH
OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

Inside front cover page of prospectus

                                TABLE OF CONTENTS

                                               PAGE           BIOMODA, INC.
                                               ----            OFFERING OF
Summary  4                                                 10,000,000 SHARES
Summary of Selected Financial Information.........7         OF COMMON STOCK
Risk Factors.....................................10
Use of Proceeds..................................17            PROSPECTUS
Determination of Offering Price..................18
Dilution ........................................18         JANUARY 13, 2005
Selling Security Holders ........................20
Plan of Distribution ............................20
Legal Proceedings ...............................22
Directors, Executive Officers, Promoters
         & Control Persons.......................23
Security Ownership of Certain Beneficial
         Owners and Management...................24
Description of Securities........................26
Description of Business..........................27
Management's Discussion and Analysis of
         Financial Condition and Results
         of Operations ..........................32
Market for Common Equity and
         Related Stockholder Matters.............37
Executive Compensation...........................38
Financial Statements.............................40
Changes in and Disagreements with Accountants
         on Accounting and Financial Disclosure..90
Interest of Named Experts and Counsel............90
Disclosure of SEC Position on
         Indemnification for Securities
         Act Liabilities.........................91
PART II .........................................92

--------------------------------------------------------------------------------

We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report, which will include audited financial statements, free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (505) 821-0875 or write to: John Cousins, President, Biomoda, Inc., 8301 Washington NE, Suite 5, Albuquerque, NM 87113.

                                     SUMMARY

The following summary highlights the more detailed information and financial statements, with notes, appearing elsewhere in this prospectus. It is only a summary. WE URGE YOU TO READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF INVESTING IN OUR COMMON STOCK AS DISCUSSED IN THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 9.

                                  BIOMODA, INC.
                             SUMMARY OF THE OFFERING

Biomoda, Inc., was incorporated under New Mexico law on January 2, 1990. Our executive office is located at 8301 Washington NE, Suite 5, Albuquerque, NM 87113, and our telephone number is (505) 821-0875. Our registered statutory office is at the same address.

We are a developmental stage company engaged in the business of developing biopharmaceutical technology to diagnose and treat human diseases. To date, we have not received any revenue from the sale of any products. We currently license three patents from the University of California. The license to use these patents is exclusive and our license expires on December 3, 2019, which is when the last of our licensed patents expires. On November 10, 1992, we licensed a patent (patent number 5,162,231) for the detection of cancers of the lung. The patent expires on November 10, 2009. A second patent (patent number 5,391,547), dealing with treatment of cancers of the lung, was licensed on February 21, 1995, and the patent expires on February 21, 2012. The third licensed patent
(patent number 6,490,330) for the production of high specific activity Copper 67, was licensed by us on December 3, 2002, and the patent expires on December 3, 2019. We have received a Notice of Allowance from the US Patent Office for our patent titled "Compositions and Methods for Detecting Precancerous
Conditions in Cells and Tissue Samples using 5, 10, 15, 20 Tetrakis (Carboxyphenyl) Porphine".

We also currently have patents in six other countries: Australia (670743), Brazil (PI 9106563-1), Canada (2085464), Japan (3,047,468), Korea (171393) and
Russia (2114430). The patents in these countries protect our rights under U.S. patents 5,162,231 and 5,391,547. These foreign patents all expire on June 17, 2011. We also have received a patent (EPO 533845 B1) from the European Patent Office to protect our rights under U.S. patents 5,162,231 and 5,391,547. The patent issued by the European Patent Office covers the following countries:
Austria, Belgium, Germany, Denmark, France, Great Britain, Italy, Netherlands and Sweden.

For the expanded development phase no manufacturing facilities will be needed. For the production phase, we plan to initially contract out production at comparable, competitive costs. Current research and development operations and laboratory functions, including a miscroscopy lab, assay development lab and a formulation lab, have been staffed and established in space leased in a Department of Energy facility on Kirtland Air Force Base.

Our business opportunities are in developing products for the early detection and treatment of cancers. The initial products relate to lung cancer and are based on commercializing our core patent protected technology relating to a compound called Tetrakis Carboxy Phenyl Porphine. Tetrakis Carboxy Phenyl Porphine is a porphyrin with unique properties. Porphyrins are compounds related to blood (such as heme in hemoglobin) and having biological activity. Tetrakis Carboxy Phenyl Porphine has an affinity to bind molecularly with cancer cells. This allows the cancer cells to be identified because Tetrakis Carboxy Phenyl Porphine will fluoresce or glow under certain light conditions. The next stage toward product development is the refinement of our protocol and process and proof of concept in clinical trials. This will include:

     1. The development of staining protocols: staining protocols are the standardized operating procedures used to stain samples. These include procedures for dissolving Tetrakis Carboxy Phenyl Porphine in different solvents, attaching cells to microscope slides or suspending them in solutions, and then rinsing out the stain and preparing the sample for evaluation.

     2. The creation of standard reference materials: standard reference materials are cell samples that have a consistent level of staining with Tetrakis Carboxy Phenyl Porphine. These bench marking sets will be added to the patient's samples as an internal control to insure the valid functioning of the staining procedure.

Clinical trials will apply these techniques to registry sputum samples, which are samples of tissues from cancer patients, along with their relevant histories. Some tissue registries follow patients who are at high risk of cancer, but do not yet have the disease. These registry samples are the most valuable for proving efficacy of a new screening test. The results of the clinical trials are expected to provide the proof of performance data required to move into product commercialization and joint venture and strategic alliance opportunities.

Our business plan is to focus on developing our proprietary, patented technology for the early detection of cancer cells into products that are tailored for government, regulatory, medical and public acceptance on a worldwide basis. The market for our early detection of lung cancer products can be considered, in a general sense, the entire world population since this is a preliminary disease screening tool and the test is administered outside the body. We believe everyone would benefit from this screening test. More specifically, we are targeting high-risk and at-risk populations in countries with relatively developed medical care infrastructure systems such as Japan, Western Europe and the United States. In addition to our diagnostic product concepts, we intend to develop and market therapeutic and cancer treatment products. The market for these products is people that have been diagnosed with lung cancer.

The first products to be developed will be used for early diagnosis of cancer, followed by products that will aid in the imaging and treatment of cancer. We will develop a new market in response to our products by focusing on hospitals, laboratories, and other health care providers who typically will buy products based on our technology for providing care to their patients. We also plan to develop an international presence through confidential licensing agreements and possibly joint ventures with international partners.

Our stock currently has no public trading market. We have filed a Form 15c2-11 for listing on the Over the Counter Bulletin Board. However, approval for listing on the OTCBB, among other things, is contingent upon our selling shares and closing the offering relating to this SB-2. We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that we will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

                                  THE OFFERING

Securities Offered.                         10,000,000 shares of common stock.

Shares of Common Stock Outstanding.         Before Offering           7,117,282
                                            After Offering           17,117,282

Use of Proceeds by The Company.             We will use the proceeds  from this
                                            offering  to:  (1) pay costs of the
                                            offering, estimated at $210,438.50;
                                            (2)  Development  and optimizing of
                                            preparation techniques for staining
                                            cell   samples  with  our  patented
                                            chemical compounds, called staining
                                            protocols,    and    defining   the
                                            specifics  of   identifying   early
                                            stage  cancerous  cells  using this
                                            staining  protocol,   estimated  at

                                            $145,000.00;       (3)      Conduct
                                            specificity/sensitivity   study  on
                                            statistically  significant  numbers
                                            of  Registry  sputum  samples  with
                                            known patient history, estimated to
                                            be   $100,000.00;    (4)   Initiate
                                            discussions  with  FDA on  clinical
                                            development   requirements  for  in
                                            vitro  diagnostic  products  and in
                                            vivo   therapeutic   products   and
                                            orphan drug designation,  estimated
                                            at $50,000.00;  (5) Staff and equip
                                            a     laboratory     for    product
                                            development    for   large   volume
                                            markets,  including  development of
                                            standard    reference    materials,
                                            estimated   at   $325,000.00;   (6)
                                            Conduct  prospective,  single  site
                                            pilot  study  of  sputum  diagnosis
                                            using    significant    number   of
                                            patients   with  lung  disease  and
                                            patients  at high  risk for  having
                                            lung    cancer,     estimated    at
                                            $350,000.00;       (7)      Conduct
                                            statistically   valid,   multi-site
                                            pivotal  study of lung  cancer from
                                            sputum  samples for  submission  to
                                            FDA  as   required,   estimated  at
                                            $400,000.00;      (8)      Initiate
                                            adaptation of automated  technology
                                            to   better   serve   high   volume
                                            diagnostic  market,   estimated  at
                                            $250,000.00.

Risk Factors                                THE   STOCK    OFFERED    BY   THIS
                                            PROSPECTUS   IS   SPECULATIVE   AND
                                            INVOLVES  A HIGH  DEGREE  OF  RISK.
                                            INVESTORS SHOULD NOT BUY THIS STOCK
                                            UNLESS  THEY  CAN  AFFORD  TO  LOSE
                                            THEIR ENTIRE INVESTMENT.  INVESTORS
                                            SHOULD    CONSULT    THEIR   LEGAL,
                                            ACCOUNTING     AND/OR     FINANCIAL
                                            ADVISORS  PRIOR  TO  EXECUTING  ANY
                                            PURCHASE    AGREEMENT   FOR   THESE
                                            SECURITIES.   WHILE   THE   COMPANY
                                            CANNOT  FULLY DETAIL EACH AND EVERY
                                            RISK  ASSOCIATED WITH THIS OFFERING
                                            THE COMPANY HAS IDENTIFIED A NUMBER
                                            OF  SIGNIFICANT  RISK  FACTORS  AND
                                            DETAILED  THESE RISKS  BELOW.  RISK
                                            FACTORS   ASSOCIATED   WITH   THESE
                                            SECURITIES  INCLUDE,  BUT  ARE  NOT
                                            LIMITED   TO,   THE   LACK   OF  AN
                                            OPERATING  HISTORY OF THE  COMPANY,
                                            LACK OF A MARKET FOR THE  COMPANY'S
                                            SECURITIES, THE LACK OF ANY PROFITS
                                            SINCE THE COMPANY'S INCEPTION,  THE
                                            SPECULATIVE NATURE OF THE COMPANY'S
                                            BUSINESS  PLAN,  THE  MARKET  PLACE
                                            COMPETITION WITH LARGER  COMPANIES,
                                            THE    REGULATION    BY   DIFFERENT
                                            GOVERNMENT  ENTITIES,  THE  NEED OF
                                            CAPITAL TO CONTINUE OPERATIONS, THE
                                            VALUE OF THE STOCK IS  SPECULATIVE,
                                            AND THE POSSIBILITY OF RESTRICTIONS
                                            ON THE  RE-SALE OF THE  SECURITIES.
                                            FOR MORE  INFORMATION SEE THE "RISK
                                            FACTORS" BEGINNING ON PAGE 9.

                       SUMMARY OF SELECTED FINANCIAL DATA


                                                                     DECEMBER 31, 2003
                                                                     -----------------
ASSETS

Current Assets
         Cash                                                              $     4,747
         Prepaid Expenses                                                  $     3,241
                                                                           -----------
         Total Current Assets                                              $     7,988

Furniture and Equipment, at cost, less accumulated
         depreciation of $31                                               $     1,836

Other Assets:
         Patent, trademark, and License fees, net                          $   156,360
                                                                           -----------

TOTAL ASSETS                                                               $   166,184
                                                                           ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:

Accounts Payable and accrued liabilities                                   $   154,534
Advances from stockholders                                                 $   130,543
Line of credit from an affiliated entity                                   $   316,455
                                                                           -----------

Total current liabilities                                                  $   601,532

STOCKHOLDERS' DEFICIT

Common Stock, no par value; 15,000,000 shares authorized;                  $ 1,282,196
6,737,280 shares issued and outstanding
Class A redeemable preferred stock; no par value; 2,000,000 shares                  --
authorized; no shares issued and outstanding; cumulative and convertible
Undesignated Preferred Stock; 2,000,000 shares authorized;                          --
no shares issued and outstanding

Deficit accumulated during the development stage                           ($1,717,544)
                                                                           -----------

Total Stockholders' Deficit                                                ($  435,348)
                                                                           -----------

Total liabilities and stockholders' deficit                                 $  166,184
                                                                           ===========

                                                           JANUARY 3, 1990
                                           YEAR ENDED       (INCEPTION) TO
                                    DECEMBER 31, 2003    DECEMBER 31, 2003
                                    -----------------    -----------------
Operating Expenses
         Payroll and related taxes        $   149,470          $   856,161
         Professional fees                $    36,163          $   298,921
         General and Administrative       $    32,964          $   226,765
         Research and Development costs   $    49,879          $   127,640
         Licensing fees                   $    22,200          $    73,017
         Depreciation and Amortization    $    11,657          $    45,410
                                          -----------          -----------

Total operating expenses                  $   302,333          $ 1,627,914
                                          -----------          -----------

Loss from operations                      ($  302,333)         ($1,627,914)

         Interest income                           --          $     3,870
         Interest expenses                ($   33,621)         ($  118,221)
         Gain on forgiveness of debt      $    24,721          $    24,721
                                          -----------          -----------

         Total other income (expense)     ($    8,900)         ($   89,630)
                                          -----------          -----------

Loss before provision for income tax      ($  311,233)         ($1,717,544)

Provision for income tax                           --                   --
                                          -----------          -----------
Net loss                                  ($  311,233)         ($1,717,544)
                                          ===========          ===========

                                                                            JANUARY 3, 1990
                                                                             (INCEPTION) TO
                                                                  2003   DECEMBER 31,  2003
                                                         -------------   ------------------
NET CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS                                                 ($   311,233)         ($ 1,717,544)
                                                         -------------         -------------
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
         OPERATING ACTIVITIES

STOCK COMPENSATION FOR EXERCISE OF OPTIONS                $   147,000           $   147,000
LOSS ON SALE OF ASSETS                                             --           $       358
FOREIGN CURRENCY TRANSACTIONS                                      --           $     3,247
DEPRECIATION AND AMORTIZATION                             $    11,658           $    45,411
CHANGES IN OPERATING ASSETS AND LIABILITIES
ACCOUNTS RECEIVABLE                                                --           $    (4,425)
OTHER ASSETS                                              $     1,184           $     1,184
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                 ($    88,907)          $   241,435
ADVANCES FROM STOCKHOLDERS                                $     9,564           $     9,564
                                                         -------------         -------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES              ($   230,734)         ($ 1,273,770)

CASH FLOWS FROM INVESTING ACTIVITIES

PURCHASE OF PROPERTY AND EQUIPMENT                       ($     1,867)         ($     9,999)
SALE OF PROPERTY AND EQUIPMENT                                     --           $     1,139
ORGANIZATIONAL COSTS                                               --          ($       560)
PATENT, TRADEMARK AND LICENSE FEE                        ($    40,830)         ($   198,628)
                                                         -------------         -------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES              ($    42,697)         ($   208,048)

CASH FLOWS FROM FINANCING ACTIVITIES

PROCEEDS FROM STOCKHOLDERS' ADVANCES                               --           $    86,014
PROCEEDS FROM LINE OF CREDIT FROM AN AFFILIATED ENTITY    $   278,023           $   316,455
ISSUANCE OF COMMON STOCK FOR CASH                                  --           $ 1,084,096
                                                         -------------         -------------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES           $   278,023           $ 1,486,565
                                                         -------------         -------------

NET INCREASE IN CASH                                      $     4,592           $     4,747

CASH, BEGINNING OF PERIOD                                 $       155                    --
                                                         -------------         -------------

CASH, END OF PERIOD                                       $     4,747           $     4,747
                                                         =============         =============

                                  RISK FACTORS

The stock offered in this prospectus involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Investors in this offering should be able to bear the financial loss of their entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Biomoda, Inc. Investors should consult their legal, accounting and financial experts prior to investing in the securities offered by the Company. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock. While the Company has attempted to identify what it believes are the significant risk factors, the risks listed in this preliminary prospectus are not a complete list of all possible risks associated with investing in the securities.

                           RISKS RELATED TO INVESTMENT

1. INVESTORS WILL EXPERIENCE AN IMMEDIATE AND SUBSTANTIAL DILUTION OF THEIR INVESTMENT.

Purchasers in this offering will experience an immediate and substantial dilution of their investment. Investors who purchase shares will pay a price per share that substantially exceeds the value of Biomoda's assets after subtracting its liabilities. For more information on the dilution that investors will experience regarding their investment please look at the dilution section below.

2. OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

3. THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK. WITHOUT A TRADING MARKET, PURCHASERS OF THE SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is presently no publicly-quoted market price for our common stock and as a result our stock price could be extremely volatile. We intend to apply for listing of our Common Stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our Common Stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever develop or be sustained. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Consequently, our stock price, if and when publicly-traded, is likely to be volatile and is likely to continue to be volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management's attention and resources.

4. THE ENTIRE AMOUNT OF ANY INVESTMENT MAY BE LOST DUE TO OPERATING EXPENSES.

The Company cannot ensure that any investment in the Company will not be lost due to operating expenses, including those costs for keeping the Company an active reporting company with the Securities and Exchange Commission. Our viability could also be seriously affected by rising operating expenses such as: research and development; electricity; insurance and administrative costs, security, patent registration expenses, building repairs and maintenance, and regulatory compliance. If we cannot control operating costs or adequately cover them, and because there is no source of cash flow into the Company, the investor should consider that their entire investment could be lost.

5. OUR STOCK VALUE IS DEPENDENT ON OUR ABILITY TO GENERATE NET CASH FLOWS.

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows. If we cannot operate our company at a net profit, there will be no return on shareholder's equity, and this could well result in a loss of share value. No assurance can be given that we will be able to operate at a net profit now or in the future.

6. NO UNDERWRITER IS BEING USED.

The Company is using its best efforts to market the Company and the shares of stock for sale. The Company is not using any underwriting firm, placement agent or any other person to market or sell the shares. There is no assurance that the Company can sell all or any of the securities. There may be less of a due diligence review performed by the Company in this offering than if the offering were being underwritten where an underwriting firm would perform a thorough due diligence review of the Company.

7. NO RESTRICTIONS ON OFFICERS, DIRECTORS, EMPLOYEES OR OTHER INDIVIDUALS BUYING LARGE PORTIONS OF THE SECURITIES.

There are no restrictions as to whether or not officers, directors, employees or beneficial shareholders can purchase securities in the offering or the amounts they are able to purchase. As such, there is nothing prohibiting officers, directors, employees, or other individuals from purchasing a large volume of the shares to increase voting power, either alone or in a block with other individuals. No officers, directors or principal shareholders have any intention of purchasing shares in the offering.

8. MANAGEMENT WILL HAVE BROAD POWERS OVER THE USE OF THE PROCEEDS.

Management will have the exclusive power on how the proceeds raised through this offering will be used. The Company currently has a plan for the proceeds of this offering, see "Use of Proceeds" section below.

There is no guarantee that the proceeds will actually go to the proposed uses. Proceeds may be used to fund different projects or new projects that show more promise, in management's view, of being approved by the FDA or other regulatory agencies. Management shall be the sole decision maker on how proceeds of this offering shall be used by the Company.

9.  WE MAY RECEIVE LITTLE OR NO PROCEEDS FROM THIS OFFERING.

Our Company may receive little or no proceeds from this offering. It is intended that the proceeds originally will be used to maintain the filing status with the Securities and Exchange Commission and with any state securities commissions if the shares are registered in any of the states or other jurisdictions which require registration of securities. The proceeds will then be applied as per the "Use of Proceeds" section below. A lack of proceeds will severely hinder our development and research, and will require us to scale back operations and seek funding through other avenues.

10. WE DO NOT INTEND TO IMMEDIATELY REGISTER WITH ANY OF THE STATE OR OTHER JURISDICTIONS, WHICH MAY RESULT IN FUTURE REGISTRATION COSTS AND LIMITED MARKETS FOR RESALE.

The Company does not intend to immediately register the securities with any of the states or other jurisdictions that may require registration in order to be sold in said state or jurisdiction. This registration may need to be made at a future date and will vary in costs depending on the state or jurisdiction. In states or jurisdictions were such registration is required, investors may not be able to freely trade the shares in that state or jurisdiction.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state there must be a registration in place to cover the transaction or else it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our stock. Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

RISKS RELATED TO BIOMODA, INC.'S BUSINESS

11. WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We incurred net losses of $311,233 for the year ended December 31, 2003 and $83,689 for the year ended December 31, 2002. For the nine months ended September 30, 2004, we incurred a net loss of $547,674. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

12. IF WE ARE UNABLE TO OBTAIN ADDITIONAL  FUNDING OUR BUSINESS  OPERATIONS WILL
BE  HARMED  AND  IF  WE  DO  OBTAIN  ADDITIONAL   FINANCING  OUR  THEN  EXISTING
SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

Our business plan-to diagnose and treat human diseases-will depend on our ability to raise more money. This filing relates to raising capital for the initial phase of commercialization, the creation of diagnostic kits. The second phase-therapeutic products and treatments-may require additional funds. Our current cash position is $0. We anticipate that we will require up to approximately $1,000,000 to fund our continued operations for the next twelve months, depending on revenue from operations and stock sales. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

13. OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated February 27, 2004, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern and their report was modified as to uncertainty to continue as a going concern. Our ability to continue as a going concern was an issue raised as a result of having not generated any revenues from operations, no assurance of any future revenues, an accumulated deficit of approximately $1,718,000 and a working capital deficit of approximately $594,000 as of December 31, 2003. In addition, we had no cash reserve dedicated to fund expenditures. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

14. BIOMEDICAL DIAGNOSTIC AND THERAPEUTIC INDUSTRIES ARE SUBJECT TO INTENSE COMPETITION.

Biotech companies in general, and anti-cancer biopharmaceutical companies in particular, are stronger than they have ever been both in terms of products and finances. According to the investment bankers Stephens Inc., there were over 400 cancer drugs in human clinical trials in 2001. We are competing against companies with the financial and intellectual resources and expressed intent of performing rapid technological innovation and substantial scientific research. Our resources are limited and must be allocated to very focused objectives in order to succeed. This places us at a disadvantage relative to companies with larger portfolios of products and research projects.

Our competitors include diagnostic, biotechnology, pharmaceutical, chemical and radiochemical companies, academic institutions, governmental agencies, and other public and private research organizations. Some of the potential competitors that we consider primary are: Cell Genesys, Inc., Exact Sciences Corp., ImmunoGen, Inc., Xenogen, Inc., Isis Pharmaceuticals, Inc., Abbott Laboratories, Becton Dickenson, Ortho Diagnostics, BattellePharma and Seattle Genetics, Inc. These companies represent a wide array of diagnostic therapeutic products, technologies and approaches. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may significantly impede our business growth or survival. Some of these companies have more resources than we do and therefore have a greater opportunity to develop comparable products and bring those products to market more efficiently.

15.  OUR RESEARCH IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE.

The area of biopharmaceutical research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to us may significantly advance the potential of our research while developments and advances in research methods outside of the methods we are using may severely hinder, or halt completely our development.

We are a small company in terms of employees, technical and research resources and capital. These factors could hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.

16.  OUR PRODUCTS HAVE NO ASSURANCE OF BEING APPROVED FOR MARKET.

Before marketing any of our products, we will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to us. During each investigative study and prior to its completion, the results of the investigations will remain "blinded" to ensure the integrity of the study. We will not know the results of any study, favorable or unfavorable to us, until after the study has been completed. Such data must be submitted to the Food and Drug Administration as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed. The sale price of the product may not be enough to recoup the amount of our investment in conducting the investigative studies.

Our research focuses primarily on what are known as Porphyrins, which are compounds related to blood, such as heme in hemoglobin, and having biological activity. Porphyrins have been known for many years to have a significant affinity for malignant cancer cells, and have been demonstrated to be useful as diagnostic markers. Tumor cells that have taken up porphyrin fluoresce when illuminated with ultraviolet light.

We have licensed patents for certain product applications of porphyrin technology. Porphyrins are a class of organic chemicals that have defined basic ring structure, 20 carbons and 4 nitrogens, at the center. This tetrapyrrole nucleus ring structure can be modified in different ways. A particular modification of that nucleus is called Tetrakis Carboxy Phenyl Porphine. Tetrakis Carboxy Phenyl Porphine is a porhyrin with unique properties. Tetrakis Carboxy Phenyl Porphine has an affinity to bind molecularly with cancer cells. This allows the cancer cells to be identified because Tetrakis Carboxy Phenyl Porphine will fluoresce or glow under certain light conditions. Porphyrin technology includes the know-how to synthesize and use Tetrakis Carboxy Phenyl Porphine to detect and/or classify abnormal cells. The fact that our patents state that this compound has an affinity to bind with metabolically active cells and fluoresces to identify these cells, and that the compound has a metal binder for targeting these abnormal cells for treatment, and that certain limited data have indicated that the technology performs as stated in the patents, should not be construed as indicating that all issues have been resolved in the development of the products or that the results of such evaluations have indicated that no imperfections exist. Accordingly, the fact that we are planning to conduct clinical investigations of a product does not provide any assurances as to the final successful development of that product.

Because there are significant unmet medical needs in many types of cancers, many cancer-related drugs and technologies in development are eligible for Orphan Drug and Fast-Track status. It is possible to defer large-scale randomized trials and receive conditional approval from the FDA, followed by full approval after large randomized trials.

Our initial products are in-vitro, which means performed outside of the body, and diagnostic in nature and we anticipate that we will be eligible for fast track status because our initial product does not have the risks inherent in drugs and therapies introduced into the body. Before applying for the FDA approval process, we must complete clinical trials that yield positive, verifiable and reproducible data related to specificity. Specificity relates to minimizing and eliminating false positives and false negatives on test results.

Under other circumstances, although a product may have been exempted by statute from the pre-market notification process, the FDA and other agencies reserve the right to impose additional requirements and substantiation after such an exempt product has been marketed. To date, we have not yet sought required FDA or other regulatory agency approvals for the marketing of any products, and will not do so until the completion of necessary clinical investigations. There can be no assurance that any such approval will be granted. Similar filings and governmental approvals will be required in most major foreign countries before our products can be marketed in such countries, including China, where we have signed a letter of intent to form a joint venture to develop and market lung cancer diagnostic and therapeutic products and is actively pursuing other opportunities and relationships.

17. MEDICAL RESEARCH IS SUBJECT TO A MYRIAD OF REGULATORY AND LEGISLATIVE COMPLIANCE MATTERS WHICH MAY NEGATIVELY AFFECT OUR ABILITY TO CONDUCT RESEARCH AND DEVELOP PRODUCTS.

Costs in complying with regulatory and legislative matters such as the Clinical Laboratory Improvement Amendment of 1988 (CLIA), which regulates the quality and reliability of medical testing in the U.S., adverse changes in zoning laws, tax laws, or other laws affecting the medical and diagnostic industry may prove to be a major obstacle, both in respect of time and costs, in our research and development.

The timing of regulatory filings and approvals, if any, for our products are made less certain by our strategy of seeking one or more collaborative arrangements with development and marketing partners, which may require that a collaborative partner be responsible for seeking and obtaining regulatory approvals either in foreign countries or in the U.S. We intend to market its products throughout the world. There are numerous regulatory agencies that regulate the sale of diagnostic and therapeutic products, and these agencies may be affected or influenced by criteria materially different than those of the FDA. The sale of our products may be materially affected by the policies of these regulatory agencies or the domestic politics of the countries involved. We have not applied for and do not now have the approval of any foreign country to sell our products for diagnostic or therapeutic use.

18. IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. COUSINS OR ROBINS, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SCIENTIFIC PERSONNEL HAVING EXPERIENCE IN ONCOLOGY, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         Our success depends to a significant extent upon the continued service of Mr. John J. Cousins, our President, Treasurer, Chief Financial Officer and a Director and Mr. Leslie S. Robins, our Vice President, Secretary and a Director. Loss of the services of Mr. Cousins or Robins could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Cousins or Robins. We do not have employment agreements with Messrs. Cousins and Robins, nor with any of our other full-time employees. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and scientific personnel having experience in oncology. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

19.  ENVIRONMENTAL LIABILITY COULD HAVE AN ADVERSE IMPACT.

We do not know of any environmental liability affecting our Company that would have a materially adverse effect on our business. However, various federal, state and local environmental laws make our Company liable for the costs of removal or remediation of certain hazardous or toxic substances. These laws often impose environmental liability regardless of whether the owner was responsible for-or knew of-the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent a property or to borrow using the property as collateral. No assurance can be given that the environmental assessments of our property revealed all environmental liabilities, or that a material, adverse environmental condition does not exist on our property.

20.  WE MAY FACE AN UNINSURED LOSS.

Our employees dealing with human blood and tissue specimens may be exposed to risks of infection from HIV, hepatitis, tuberculosis, and other blood and specimen-borne diseases if appropriate laboratory practices are not followed. Although no infections of this type have been reported in our history, there can be no assurance that such infections will not occur in the future and result in liability to us.

The testing, marketing, manufacturing, distribution, and sale of health care products could expose us to the risk of product liability claims. A product liability claim could have a material adverse effect on our business or financial condition. We do not currently maintain product liability insurance coverage. We intend to evaluate, depending on the circumstances that exist at the time, whether to obtain any product liability insurance coverage prior to the time that we engage in any marketing of our products. Even if we should elect to attempt to obtain such coverage in the future, there can be no assurance that product liability insurance will be available to us in the future on acceptable terms, if at all, or that such insurance will be sufficient to protect us against claims. Therefore, any uninsured loss could adversely affect our financial condition and results of operation.

21.  WE HAVE NO OPERATING HISTORY WITH WHICH TO JUDGE OUR PERFORMANCE.

While we have been in existence since 1990, we do not have a history of operations. As a result, we do not have an operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises and the development, production and sale of biopharmaceutical technology to diagnose and treat human diseases. These risks apply particularly to us because the markets for our technology and products are rapidly evolving. We cannot assure shareholders that our business strategy will be successful or that we will successfully address these risks. Our failure to do so could materially adversely affect our business, financial condition and operating results.

22.  WE DO NOT INTEND TO PAY DIVIDENDS.

We do not intend to pay dividends on the shares in the future. Any income we might earn will be used for the payment of our operating expenses, including maintaining our reporting status.

                                 USE OF PROCEEDS

We will use the proceeds from this offering in the following manner, and in the following order of priority:

--------    -----------------------------------------------------------------------------------    ------------
Priority    Use of Proceeds                                                                         Est'd Cost
--------    -----------------------------------------------------------------------------------    ------------
    1       Costs of offering                                                                       $210,438.00

    2       Development and optimizing of staining protocols and sputum preparation techniques      $145,000.00
            for Tetrakis Carboxy Phenyl Porphine staining in comparison to "classical" sputum staining.

    3       Conduct specificity/sensitivity study on statistically significant number of            $100,000.00
            Registry sputum samples with known patient history.

    4       Regulatory affairs. Initiate discussions with FDA on clinical development                $50,000.00
            Requirements for in vitro diagnostic products and in vivo therapeutic products.
            Discuss orphan drug designation.

--------    -----------------------------------------------------------------------------------    ------------
Priority    Use of Proceeds                                                                         Est'd Cost
--------    -----------------------------------------------------------------------------------    ------------
    5       Staff and equip our laboratory for product development for large volume markets,        $325,000.00
            including development of standard reference materials.

    6       Conduct prospective, single site pilot study of sputum diagnosis using Tetrakis         $350,000.00
            Carboxy Phenyl Porphine for significant number of patients with lung disease, at high risk for having lung cancer.

    7       Conduct statistically valid, multi-site pivotal study using Tetrakis Carboxy Phenyl     $400,000.00
            Porphine for diagnosis of lung cancer from sputum samples for submission to FDA as required.

    8       Initiate adaptation of automated technology to Tetrakis Carboxy Phenyl Porphine         $250,000.00
            staining of sputum samples to better serve high volume diagnostic market.
--------    -----------------------------------------------------------------------------------    ------------

We hope to sell all of the securities in this offering. However, if we do not sell all of the securities, we will apply the funds raised by this offering in the above shown priorities. First, we will pay off the costs of this offering. Next, we will develop the protocols and techniques necessary for proper analysis and diagnosis of sputum. Studies will then be conducted on a statistically significant number of registered sputum samples with a known history. Discussions will be entered into with the FDA on the requirements for in vitro diagnostic products and in vivo therapeutic products, with various options being pursued to accelerate the FDA assent process. We will also need to be staffed and equipped for the development of diagnostic products and development of reference materials for diagnosis to be used in large volume markets. Research will be necessary for the development of a method for diagnosing lung cancer. This will be conducted at a single site, with a control group known to have lung disease and at a high risk for having lung cancer. This research will then be expanded to include multi-site testing for submission to the FDA as required. Diagnostic methodology will then be automated, to better serve a high volume diagnostic market.

                         DETERMINATION OF OFFERING PRICE

This is the initial public offering of our common stock, and before this offering there was no public trading market in our stock. As a result, the initial public offering price for the 10,000,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, and the general condition of the securities market. The offering price is not an indication of and is not based on our actual value and bears no relation to our book value, assets, or earnings. The offering price should not be regarded as an indicator of the future price of the stock.

                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities as of September 30, 2004, $1,134,424, from total tangible assets, $24,551, and then dividing that amount by the total number shares of common stock outstanding. The net tangible book value does not include any of the Company=s non-physical assets such as the Company's patents.

As of September 30, 2004, the net tangible book value of the shares of common stock was ($1,109,873), or approximately ($0.16) per share, based on 7,117,282 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold at the three dollar ($3.00) per share offering price, the net tangible book value of the 17,117,282 shares to be outstanding will be $28,890,127, or approximately $1.69 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.85 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $1.69 per share, which is $1.31 per share.

Upon completion of this offering, if 75% of the offered shares are sold at the three dollar ($3.00) per share offering price, the net tangible book value of the 14,617,282 shares to be outstanding will be $21,390,127, or approximately $1.46 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.62 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $1.46 per share, which is $1.54 per share.

Upon completion of this offering, if 50% of the offered shares are sold at the three dollar ($3.00) per share offering price, the net tangible book value of the 12,117,282 shares to be outstanding will be $13,890,127, or approximately $1.15 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.31 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $1.15 per share, which is $1.85 per share.

Upon completion of this offering, if 25% of the offered shares are sold at the three dollar ($3.00) per share offering price, the net tangible book value of the 9,617,282 shares to be outstanding will be $6,390,127, or approximately $.66 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.82 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $.66 per share, which is $2.34 per share.

After completion of this offering, if 10,000,000 shares are sold, which is 100% of the offering, the new investors will own approximately 58% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000,000.00, or $3.00 per share. Our current stockholders will own approximately 42% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,365,513, or approximately $0.19 per share.

After completion of this offering, if 7,500,000 shares are sold, which is 75% of the offering, the new investors will own approximately 51% of the total number of shares then outstanding, for which they will have made a cash investment of $22,500,000, or $3.00 per share. Our current stockholders will own approximately 49% of the total number of shares then outstanding.

After completion of this offering, if 5,000,000 shares are sold, which is 50% of the offering, the new investors will own approximately 41% of the total number of shares then outstanding, for which they will have made a cash investment of $15,000,000.00, or $3.00 per share. Our current stockholders will own approximately 59% of the total number of shares then outstanding.

After completion of this offering, if 2,500,000 shares are sold, which is 25% of the offering, the new investors will own approximately 26% of the total number of shares then outstanding, for which they will have made a cash investment of $7,500,000.00, or $3.00 per share. Our current stockholders will own approximately 74% of the total number of shares then outstanding.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS AS OF SEPTEMBER 30, 2004

Price per share.........................................................$0.19
Net tangible book value per share before offering......................($0.16)
Capital contributions..............................................$1,365,513
Number of shares outstanding before the offering....................7,117,282

Percentage of ownership prior to offering................................100%

PURCHASERS OF SHARES IN THIS OFFERING IF 100% OF SHARES SOLD

Price per share........................................................$ 3.00
Net tangible book value per share after offering ......................$ 1.69
Capital contributions from offering...............................$30,000,000
Number of shares after offering held by public investors...........10,000,000
Number of shares outstanding after offering........................17,117,282
Percentage of ownership after offering....................................58%
Percentage of ownership by existing shareholders after offering ..........42%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share.........................................................$3.00
Net tangible book value per share after offering........................$1.46
Capital contributions from offering...............................$22,500,000
Number of shares after offering held by public investors............7,500,000
Number of shares outstanding after offering........................14,617,282
Percentage of ownership after offering....................................51%
Percentage of ownership by existing shareholders after offering...........49%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share.........................................................$3.00
Net tangible book value per share after offering........................$1.15
Capital contributions from offering...............................$15,000,000
Number of shares after offering held by public investors............5,000,000
Number of shares outstanding after offering........................12,117,282
Percentage of ownership after offering....................................41%
Percentage of ownership by existing shareholders after offering...........59%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share.........................................................$3.00
Net tangible book value per share after offering........................$0.66
Capital contributions from offering................................$7,500,000
Number of shares after offering held by public investors............2,500,000
Number of shares outstanding after offering.........................9,617,282
Percentage of ownership after offering....................................26%
Percentage of ownership by existing shareholders after offering...........74%

                            SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

                              PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 10,000,000 shares of our common stock to the public at a purchase price of three dollars ($3.00) per share. The offering will terminate the earlier of three years from the date of registration, or upon the sale of the 10,000,000th share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our director, John J. Cousins, without an underwriter, and without any selling agents. The offering will be made on a continuous basis. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $30,000,000.00 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person, finder, underwriter, dealer or firm in connection with solicitation of sales of the shares. If the subscription is rejected, the funds will be immediately returned, without interest, by the escrow agent to the investor.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. The funds will be placed in an escrow or trust account during the offering period. Upon acceptance of the subscription the funds will be immediately available to us, and no money will be returned to the investor once we accept the subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through John J. Cousins, one of our directors. Mr. Cousins will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Mr. Cousins will receive no commission from the sale of any shares. Mr. Cousins will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not, at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Cousins is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Cousins is and will continue to be one of our directors at the end of the offering. He has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Cousins has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Cousins intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

PROCEDURES FOR SUBSCRIBING: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "BIOMODA ESCROW ACCOUNT."

RIGHT TO REJECT SUBSCRIPTIONS: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934, which replaced Rule 10b-6, may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

From time to time, we may institute legal actions and be a party to proceedings which arise in the ordinary course of business. However, litigation of any kind is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may cause some harm to our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

In September, 2004 we and other parties filed an action for declaratory relief naming an individual who previously worked for us prior to the time that present management was in place. In October, 2004 that individual filed an action for alleged unpaid wages but did not state any amount claimed. We amended our complaint to add additional counts including a demand for attorney's fees. In November, 2004 we asked the Court to order the action filed by this individual to be consolidated with the amended complaint filed by us. The Court agreed and entered its order. A sum representing all known monies that might be due to this individual is and has been provided for as a contingent liability in our schedule of current liabilities for several years. This claim is not seen as having any current or potential material adverse effect on us.

In December, 2004 we and other parties filed an action seeking $13,500,000 for damages and other relief naming an individual who previously worked for us prior to the time that present management was in place. Thirteen days later that individual filed an action against us and fifty-one unrelated parties but did not state any amount claimed. Counsel for us will be filing a Motion to Dismiss seeking additional damages for Abuse of Process. This claim is not seen as having any current or potential material adverse effect on us.


           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors as of the date of this prospectus:

      Name            Age     Position
      ----            ---     --------
John J Cousins        48      President, Treasurer, Director, Chief Financial
                              Officer and Controller since April 10, 2002.

Herbert Whitaker      61      Executive Vice President, since December 2003.

Leslie S. Robins      66      Vice President and Secretary since April 10, 2002,
                              Director since April 30, 1999.

Jeff L. Garwin        53      Director since May 23, 1990.

Lewis White           48      Control Person owning 13.29% of the Company.

JOHN J. COUSINS, PRESIDENT, DIRECTOR AND CHIEF FINANCIAL OFFICER. Mr. Cousins began his business career as a design engineer for Ampex Corporation, a manufacturer of broadcast and computer equipment, and the American Broadcasting Company. After receiving his MBA from the Wharton School in 1990 he was vice president of Cimmaron Business Development Corporation, a southwest regional merchant and investment banking operation. In 1996, Mr. Cousins became president of Terra Firm, a business consulting firm. From 1999 up to the present he has been vice president, financial officer, and treasurer, and is currently acting as Vice President, Finance, of Advanced Optics Electronics, Inc., a developmental stage technology company with a primary focus on the development, production and sales of large-scale flat panel displays. Advanced Optics Electronics, Inc., is a publicly traded company on the NASDAQ OTC Bulletin Board. He holds undergraduate degrees from Boston University and the Lowell Institute School at MIT.

HERBERT WHITAKER, EXECUTIVE VICE PRESIDENT. Mr. Whitaker has been our Executive Vice President since November 2003. Between April 2002 and November 2003, Mr. Whitaker was an independent consultant to medical technology start-up companies. From May 1998 until April 2002, Mr. Whitaker worked for Phase I Molecular Toxicology in Santa Fe, New Mexico as their V.P. of Operations and then V.P. of Client Services. Mr. Whitaker was President and Chief Executive Officer for Lovelace Scientific Resources, a site management organization for clinical trials. Mr. Whitaker has also previously worked for General Electric and Johnson & Johnson. Mr. Whitaker holds a PhD from Virginia Polytechnic Institute.

LESLIE S. ROBINS, VICE PRESIDENT AND DIRECTOR. Mr. Robins is the Secretary and a Director of the Company. From November 1989 to December 1992, Mr. Robins was Managing Partner of Coronado Group, performing analyses of small technology companies, and from May 1986 to June 1989, he was Executive Vice President of Triton Productions Inc., a motion picture film development company. From September 1978 to October 1987, Mr. Robins was Managing Partner of Longview Management; serving as investment managers for individuals in the entertainment industry. Since 1996, he has been Executive Vice President and a Director of Advanced Optics Electronics, Inc., a developmental stage technology company with a primary focus on the development, production and sales of large-scale flat panel displays. Advanced Optics Electronics, Inc., is a publicly traded company on the NASDAQ OTC Bulletin Board. Mr. Robins has a B.S. from the University of Miami and attended Harvard Business School.

JEFFREY L. GARWIN, M.D., PH.D., DIRECTOR. Dr. Garwin has been with us since 1990 as a director. Mr. Garwin is currently the president, a position he has held since October 1998, of UltraTouch Corporation, a medical device company developing technology to screen for breast tumors. Dr. Garwin was vice president of medical and quality assurance for Eggland's Best, a food products company, from 1990-1994. His previous experience also includes positions as director of science and technology for R.G. Vanderweil Engineers (working on biotechnology process engineering), assistant director of clinical research at McNeil Consumer Products Company (a major pharmaceutical company in the Johnson & Johnson family of companies, performing clinical studies on Imodium and other gastrointestinal products), and a staff scientist and project leader at Biogen. Biogen is one of the first biotechnology companies, and Dr. Garwin contributed to project teams in protein chemistry and microbiology. Dr. Garwin is listed in the premier edition of Who's Who in Science and Engineering as well as in American Men and Women of Science. He is an inventor of four independent U.S. biomedical patents, and is a widely published biomedical author. Dr. Garwin is the inventor of one patent application assigned to us. Dr. Garwin holds a Ph.D. in biochemistry and an M.D., both from Yale University.

LEWIS WHITE, CONTROL PERSON OWNING 13.29 % OF THE COMPANY. Mr. White is a member of the Board of Directors of Standard Alcohol Company of America. He is also an advisor to the management of Standard Alcohol Company of America. Standard Alcohol Company of America is a gas to liquids technology company. Mr. White is also an active investor in four other technology oriented start-up companies, each displaying a market ready product. His credentials are in real estate development for the past twenty years.

There are no family relationships that exist among the directors, officers, or other persons nominated to become such.

All executive officers are appointed by the board and hold office until the board appoints their successors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company's common stock as of January 13, 2005, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors; and (iii) our directors and executive officers as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of January 13, 2005 there were 7,117,282 shares of common stock issued and outstanding.

-------------------------------------------------------------------------------------------------------
TITLE OF CLASS              NAME AND ADDRESS               AMOUNT OF OWNERSHIP        PERCENT OF CLASS
-------------------------------------------------------------------------------------------------------
 COMMON STOCK                 JOHN COUSINS                       490,000                   6.88%
(NO PAR VALUE)         8301 WASHINGTON NE, STE 5
                        ALBUQUERQUE, NEW MEXICO,
                                 87113
-------------------------------------------------------------------------------------------------------
 COMMON STOCK                LESLIE ROBINS                       490,000                   6.88%
(NO PAR VALUE)         8301 WASHINGTON NE, STE 5
                        ALBUQUERQUE, NEW MEXICO,
                                 87113
-------------------------------------------------------------------------------------------------------
 COMMON STOCK                JEFFREY GARWIN                      850,000 (2)              11.94%
(NO PAR VALUE)         8301 WASHINGTON NE, STE 5
                     ALBUQUERQUE, NEW MEXICO, 87113
-------------------------------------------------------------------------------------------------------
 COMMON STOCK                HERB WHITAKER                       145,000 (3)               2.02%
(NO PAR VALUE)         8301 WASHINGTON NE, STE 5
                         ALBUQUERQUE, NM 87113
-------------------------------------------------------------------------------------------------------
 COMMON STOCK                 LEWIS WHITE                        946,000                  13.29%
    (NO PAR            8301 WASHINGTON NE, STE 5
    VALUE)           ALBUQUERQUE, NEW MEXICO, 87113
-------------------------------------------------------------------------------------------------------
 COMMON STOCK         ALL DIRECTORS AND EXECUTIVE              2,921,000 (3)              41.02%
    (NO PAR         OFFICERS AS A GROUP (5 PERSONS)
    VALUE)
-------------------------------------------------------------------------------------------------------
 COMMON STOCK             ADVANCED OPTICS (1)                  1,132,285                  15.91%
(NO PAR VALUE)         8301 WASHINGTON NE, STE 5
                    ALBUQUERQUE, NEW MEXICO, 87113
-------------------------------------------------------------------------------------------------------
 COMMON STOCK                IRVING WEIMAN                       850,000                  11.94%
(NO PAR VALUE)         8301 WASHINGTON NE, STE 5
                     ALBUQUERQUE, NEW MEXICO, 87113
-------------------------------------------------------------------------------------------------------

(1) Advanced Optics is a public company in which no single person beneficially owns more than five percent of their common stock. Therefore, there is no controlling person or persons. As such, voting and investment power of Advanced Optics resides in their board of directors, who currently consist of Leslie Robins (who is also our Vice President and a director), Michael Pete and John Cousins (who is also our President and a director).

(2) Includes 425,000 shares held by his wife, June Garwin.

(3) Includes 75,000 shares of common stock issuable upon exercise of stock options.

There are no agreements, contracts or arrangements that the Company is part of or knows about that would result in a change of control of the Company.

STOCK OPTIONS ISSUED AND OUTSTANDING AS OF JANUARY 13, 2005

--------------------------------------------------------------------------------
                                            PERCENT OF
                              OPTIONS        OPTIONS
DATE          NAME          OUTSTANDING     OUTSTANDING     PRICE     EXPIRATION
--------------------------------------------------------------------------------
1/15/99   Dr. Jeff Garwin       50,000         3.56%       $0.500       5/31/09
5/28/99   Gregory Stuck         50,000         3.56%       $0.500       3/31/05
1/15/99   Ari Ma'ayan          150,000        10.68%       $0.500       4/30/09
3/17/00   Ari Ma'ayan          230,000        16.37%       $0.150       3/16/10
3/17/00   Dr. Jeff Garwin      850,000        60.50%       $0.150       3/16/10
12/1/03   Herb Whitaker         75,000         5.33%            *             *
                             1,405,000          100%
--------------------------------------------------------------------------------

* Exercise price is price at end of day, 30 days post, first day of OTC trading.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, of which 7,117,282 are issued and outstanding as of January 13, 2005. Our bylaws also authorize the issuance of 4,000,000 shares of Preferred Stock. There are no shares of Preferred Stock that are issued and outstanding. The share holders do not possess cumulative voting rights. There are no other material rights afforded by the shares of stock which have been authorized by us.

SHARES OF COMMON STOCK

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of our liquidation, dissolution or wind-up, the holders of common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with our common stock, except those generally provided under state law.

We have not paid any cash dividends since inception and do not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

SHARES OF PREFERRED STOCK

Our bylaws authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 4,000,000 shares of which no shares have been issued. The Preferred Stock may be issued by resolution of our Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock. On June 18, 1991, our Board of Directors approved the designation of 2,000,000 Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is entitled to receive dividends in the same amount per share as declared on the Common Stock, none of which have ever been declared. In addition, each share of Series A Convertible Preferred Stock is convertible into shares of our common stock by dividing the per share Liquidation Value by the Conversion Price of $1.50 per share. The Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the holder's Preferred Stock is then convertible. As of the date of this prospectus, there are no shares of Preferred Stock issued and outstanding.

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

There is no provision in our Articles of Incorporation or By-laws, or any amendments to the Articles or By-laws, which would delay defer, or prevent a change in control of us.

                             DESCRIPTION OF BUSINESS

GENERAL

We were formed under New Mexico law on January 3, 1990. We are a New Mexico based development stage company commercializing products to diagnose and treat human disease. We plan to focus on economically large markets where we feel our proprietary, patented technology, if successfully developed, would be able to significantly reduce overall costs in the healthcare system. We believe that the first products we develop, if developed properly, will aid and possibly improve early diagnosis of lung cancer.

According to the American Cancer Society (ACS), cancer is the second-leading cause of death in America, after cardiovascular diseases. In 2004 approximately 1,368,030 Americans will be diagnosed with cancer, and more than 563,700 will die from it in 2004. In fact, one out of every four deaths was caused by cancer. Among the general population, there were about 9.6 million people with incidences of cancer. In the past three decades, the greatest strides were made in controlling childhood cancers; however, 9,200 American children will be diagnosed with cancer each year. Among children between the ages of 1 to 14 years, cancer remains the leading cause of death.

Due to differences in regulation of diagnostics in Asia, we may be able to begin marketing earlier in some Asian countries, generating revenue 6 to 12 months sooner than in the U.S. It is anticipated that the mechanisms for generating these revenues will be through licensing agreements and/or joint ventures with international partners.

OUR PRODUCTS AND SERVICES.

Our products are based on commercializing our core patent protected technology relating to a compound called Tetrakis Carboxy Phenyl Porphine. Tetrakis Carboxy Phenyl Porphine has unique properties that have an affinity to bind molecularly with cancer cells. The scientific research supporting this can be found in patent number 5,162,231. This allows the cancer cells to be identified because Tetrakis Carboxy Phenyl Porphine will fluoresce or glow under certain light conditions. The Tetrakis Carboxy Phenyl Porphine molecule also has a metal binder where radioactive copper can be attached for therapeutic applications. The scientific research supporting this can be found in patent number 5,391,571. The first products to be developed will be reagents for diagnosing cancer in tissue specimens, as performed in a cytopathology lab. The second generation of products will be separate formulations for imaging and treating human lung cancer. Biomoda's immediate product objectives for the U.S. market include a lung cancer in vitro diagnostic product using Tetrakis Carboxy Phenyl Porphine, a lung cancer in vivo diagnostic product, and a lung cancer therapeutic product.

There are presently no tests that are recognized as effective for early detection of lung cancer, and the present chemotherapeutic and radiotherapeutic treatments for lung cancer do not use porphyrin derivatives. For early diagnosis of lung cancer, our success will depend on developing a new market in response to our products. For diagnosing cervical cancer in vitro and for the use of radioactive porphyrin for diagnosing and treating lung cancer in vivo, our success will depend both on capturing customers in existing markets and on developing new markets in response to our products.

To date, we have not manufactured, distributed, or marketed any products. We plan to use contract manufacturing facilities to produce the initial commercial quantities of its products. This approach will benefit us by not incurring fixed costs relating to manufacturing equipment and facilities and allow us to allocate our resources to develop our marketing infrastructure. There can be no assurance, however, that manufacturing or quality control problems will not arise as we increase production of our products, or as additional contract manufacturing facilities are required in the future.

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

PRODUCT ADVANTAGES

The use of porphyrins, specifically Tetrakis Carboxy Phenyl Porphine, for diagnosis and subsequent treatment of cancer may have a number of very real advantages over competing technologies that are currently being used or that are in development. Some of the advantages depend on porphyrin biology, while some are strictly economic. Chemically, Tetrakis Carboxy Phenyl Porphine has a metal binder that makes it beneficial for various therapeutic uses.

One biological advantage is the proven specificity of Tetrakis Carboxy Phenyl Porphine for malignant tissue as well as for sites of inflammation. Although porphyrins have been known for decades to have an affinity for cancer cells, the specificity of Tetrakis Carboxy Phenyl Porphine is unique, and patented. We are aware of no other companies using porphyrins to diagnose cancer. We are not aware of any other company that is focusing on lung cancer treatment with targeted radioactivity or cellular toxins.

Another biological advantage of Tetrakis Carboxy Phenyl Porphine is its small size, which is less than 860 molecular weight. Since it is so small and so closely related to naturally occurring porphyrins, such as heme in hemoglobin, it is extremely unlikely to be immunogenic. This is in distinct contrast to monoclonal or even "single chain" antibodies, with molecular weights from 45,000 to over 150,000. It is generally accepted that foreign proteins greater than 10,000 molecular weight are likely to be immunogenic, and therefore likely to cause significant side effects if administered repeatedly or in high doses. Tetrakis Carboxy Phenyl Porphine's small size also may facilitate diffusion out of blood vessels to bind specifically to cancer cells, and should be a distinct advantage for aerosol administration.

Since Tetrakis Carboxy Phenyl Porphine is not a protein and is of low molecular weight, it should be easier to formulate as a radiopharmaceutical than its protein competitors. Since each molecule is smaller, an equivalent number of molecules represents proportionately less mass than antibodies.

The porphyrin nucleus can be manufactured inexpensively by bacterial fermentation, analogous to the fermentation used to produce antibiotics, and Tetrakis Carboxy Phenyl Porphine can be synthesized less expensively in a strictly chemical process. By contrast, proteins are 10-100 fold more expensive to produce, on a weight basis, and because of the difference in molecular weight the mass of protein required per dose is likely to be at least 30-fold higher. Porphyrin chemistry is fairly well understood, and the porphyrin nucleus is amenable to modification. It is possible that we will develop porphyrins with affinities for different cell types, or else use Tetrakis Carboxy Phenyl Porphine to carry other "killer ligands" or imaging agents to tumor cells.

Although the biology of porphyrin uptake is not completely understood, many tumor cells express a high affinity (10nM) receptor for heme, which is a porphyrin and a component of hemoglobin in blood. This may be part of the specificity that Tetrakis Carboxy Phenyl Porphine exhibits for cancer cells. There are very few antigen-antibody or receptor-ligand interactions that are of equally high affinity. There are a variety of syndromes associated with disorders of porphyrin metabolism. These syndromes may give clues to other diseases that may be amenable to diagnosis or treatment with Tetrakis Carboxy Phenyl Porphine or other modified porphyrins.

Porphyrins as a class are relatively stable biologically, particularly when compared to peptides or even many antibodies.

For treatment of lung cancer by derivatives of Tetrakis Carboxy Phenyl Porphine, there is a powerful rationale for expecting efficacy: if the cancer cells take up the Tetrakis Carboxy Phenyl Porphine in a sputum sample, they should take up Cu- Tetrakis Carboxy Phenyl Porphine, radioactive copper attached to Tetrakis Carboxy Phenyl Porphine, in vivo. This makes effective Tetrakis Carboxy Phenyl Porphine radiotherapy much more likely than for externally beamed radiation or the case of treatment by a different modality than used for diagnosis. Finally, if a surgical approach is taken, Cu- Tetrakis Carboxy Phenyl Porphine administered prior to surgery could help a surgeon with a hand-held radiation detector identify and excise the entire tumor mass. Use of Cu- Tetrakis Carboxy Phenyl Porphine might also be indicated diagnostically, to provide a radiographic view of whether the tumor is diffuse, or isolated and solid. The

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

information provided might well determine the approach to therapy. At present, no other modality can be used both for diagnosis and treatment.

PRESENT PRODUCT STATUS.

We currently license three patents from the University of California. The license to use these patents is exclusive and our license expires on December 3, 2019, which is when the last of our licensed patents expires. On November 10, 1992, we licensed a patent (patent number 5,162,231) for the detection of cancers of the lung. The patent expires on November 10, 2009. A second patent (patent number 5,391,547), dealing with treatment of cancers of the lung, was licensed on February 21, 1995, and the patent expires on February 21, 2012. The third licensed patent (patent number 6,490,330) for the production of high specific activity Copper 67, was licensed on December 3, 2002, and the patent expires on December 3, 2019. We have received a Notice of Allowance from the US Patent Office for our patent titled "Compositions and Methods for Detecting Precancerous Conditions in Cells and Tissue Samples using 5, 10, 15, 20 Tetrakis (Carboxyphenyl) Porphine."

We also currently have patents in six other countries: Australia (670743), Brazil (PI 9106563-1), Canada (2085464), Japan (3,047,468), Korea (171393) and
Russia (2114430). The patents in these countries protect our rights under U.S. patents 5,162,231 and 5,391,547. These foreign patents all expire on June 17, 2011. We also have received a patent (EPO 533845 B1) from the European Patent Office to protect our rights under U.S. patents 5,162,231 and 5,391,547. The patent issued by the European Patent Office covers the following countries:
Austria, Belgium, Germany, Denmark, France, Great Britain, Italy, Netherlands and Sweden. The costs of preparation, filing and prosecution as well as the maintenance of all resulting patents are our responsibility and are covered under the License agreement.

The License agreement with the University of California spells out certain rights, obligations, and fees payable. The following is a summary of the important terms and conditions of the license agreement.

RIGHTS OBTAINED

We have obtained from the University of California, a worldwide, exclusive license for the commercial development, manufacture, use, and sublicense of the technology and to practice licensed method for the life of the patent. We also have the right to sublicense our rights to the licensed patents.

Technology means technical information, know-how and data owned or controlled by the University and relating to the early detection and treatment of lung cancer using 5, 10, 15, 20-Tetrakis (4-Carboxyphenyl) Porphyrin and contained in the University's rights arising from the following:

a)   U.S.   Patent  No.   5,162,231;   Method  Using  5,  10,  15,   20-Tetrakis
     (4-Carboxyphenyl) Porphyrin for Detecting Cancers of the Lung;

b)   U.S.   Patent  No.   5,391,547;   Method  Using  5,  10,  15,   20-Tetrakis
     (4-Carboxyphenyl) Porphyrin for Treating Cancers of the Lung;

c)   U.S. Patent No. 6,490,330; Production of High Specific Activity Copper -67

OUR OBLIGATIONS

We must use our best efforts to fully exploit the licensed patent's business and market potential and to reach established milestones. There are semi-annual business and financial reporting obligations to report progress towards this objective. We must keep books and records in accordance with generally accepted accounting principles. These obligations have been satisfied.

TERMINATION PROVISIONS

If we fail to deliver to the University any report when due, fail to pay any royalty or fee when due, fail to reach certain milestones, or if we breach any material term of this Licensee Agreement, the University may give us written notice of default. We then have 90 days to cure the default. If there is a change in control in our ownership, the University has the right to terminate the license. The license agreement had certain diligence milestones that were required to be reached, including the development of the first working diagnostic test kit by January 1, 1998 and our first commercial sale by September 20, 1998. We satisfied both of these milestones before their deadline date.

We may terminate this License Agreement by giving written notice to the University. Such termination will be effective ninety (90) days from the date of delivery of the notice, and all of our rights under the license agreement will cease as of that date.

LICENSE FEES PAYABLE

We paid to the University, a one-time, nonrefundable license fee of $25,000 in 1996.

We must pay to the University an annual license maintenance fee. The license fee was originally $10,000 per year, and increased to $15,000 per year under the amendment to the license agreement. We are currently fully paid to date. To date, we have paid a total of approximately $112,000 in license fees to the University of California.

AGGREGATE POTENTIAL MILESTONE PAYMENTS TO BE PAID

We will pay to the University an earned royalty on net income received during the term of this license agreement according to the following schedule:

             GROSS INCOME FROM LICENSED METHOD          ROYALTY RATE
             ---------------------------------          ------------
             $0 but $70 MM                                 6.0%
             $70 MM but<$90 MM                             5.0%
             $90 MM but<$110 MM                            4.5%
             >$11OMM                                       4.0%

We have not earned any net income from the licensed patents; therefore, we have not made any royalty payments to the University.

RIGHTS RETAINED BY EACH OF THE PARTIES FOLLOWING THE EXPIRATION OR TERMINATION OF THE AGREEMENT

The agreement is in effect until the expiration of the last to expire of the patents included within the University's patent rights. If the agreement runs its full term there will be no rights retained at expiration. If the agreement is terminated sooner, we are liable and obligated to pay any fees or royalties incurred prior to termination and the remaining patent rights shall revert to the University.

We developed a working diagnostic testing kit in accordance with our milestone requirements under our license agreement, although we never mass produced it for the commercial market. We are hoping to use the knowledge learned from that testing kit to develop an in vitro kit and process to detect pre-cancerous and cancerous conditions in human and animal tissue by analyzing cell samples from sputum. The current status of this development project is preparing for a second and definitive round of clinical trials. A preliminary clinical trial has been completed and the results were promising, though not definitive, in exhibiting the efficacy of our technology. Work now needs to be done to fine-tune the specificity and protocol to be followed in evaluating treated cell samples and a testing procedure and controls need to be refined. Then a second round of clinical trials will be undertaken, preferably at two independent institutions in order to acquire and verify test results and data as being reproducible. The costs incurred that are directly related to this project are approximately:
$152,000 in the year ended December 31, 2000; $175,000 in the year ended December 31, 2001; and $2,750 in the year ended December 31, 2002, $50,000 in the year ended December 31, 2003 and $250,000 in the nine months ended September 30, 2004. The costs incurred had decreased substantially in 2002 because we had temporarily restructured

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

operations to a minimum in response to a short term shortage of operating funds. We estimate the direct costs of completing this project to be $1,650,000 and estimate that it will take eighteen months to complete after funding. For further reference see the table under the section "Use of Proceeds."

Although certain limited data have indicated that the technology performs as stated in the patents, this should not be construed as indicating that all issues have been resolved in the development of the products or that the results of such evaluations have indicated that no imperfections exist. Accordingly, the fact that we are planning to conduct clinical investigations of a product does not provide any assurances as to the final successful development of that product.

We are estimating that net cash inflows from this project will commence in 2007 from revenues. Our financial projections are based upon our estimates of time to complete clinical trials of our product and get our initial product to market.

Essentially no coherent work has been done on certifying standard cell lines as positive and negative controls. Cell lines may be developed on a joint venture basis with various companies.

A small amount of animal work has been done on inflammatory focus imaging, and essentially no work has been done on lung cancer imaging or treatment using Cu-Tetrakis Carboxy Phenyl Porphine. These in-vivo products are in an early pre-clinical stage of development.

DISCUSSION OF IN VITRO REGULATORY STRATEGY

At present, the FDA does not regulate cytology reagents. We plan to focus on adapting our reagents and testing methodologies to diagnostic devices already approved by FDA and in the marketplace. So long as the reagents are made compatible with existing diagnostic instrumentation, the automated system solutions are not regulated.

The in vivo diagnostics and therapeutics may be regulated in the U.S. as drugs. It is possible to defer large-scale randomized trials and receive conditional approval from the FDA, followed by full approval after large randomized trials. This is called Fast Track approval. It is available for therapeutic entities treating diseases affecting fewer than 200,000 people a year in the U.S. The American Lung Association (ALA) in its study "Trends in Lung Cancer Morbidity and Mortality" published August 2002, states that the American Cancer Society estimates that there will be 169,400 new cases of lung cancer in 2002. Data on incidence and prevalence of cancer is collected by the Surveillance, Epidemiology and End Results (SEER) program of the National Cancer Institute. The ALA study also states that small cell lung cancer accounts for 20% of all lung cancer or an estimate of 33,880 new cases for 2002. This type of cancer is very aggressive and grows more quickly and is more likely to spread to other organs in the body. For these reasons, the radiopharmaceutical therapeutic for small cell lung cancer appears a likely candidate for Fast Track approval.

In Europe, the in vivo diagnostic may experience relatively few delays. With a strong European marketing partner, it may be possible to be selling the in vivo lung cancer diagnostic during year 3 of the business plan. European studies and safety records may be used to speed the approval process in the U.S.

WORK TO BE DONE BEFORE APPLYING TO FDA

Work now needs to be done to fine-tune the specificity and protocol to be followed in evaluating treated cell samples. And a testing procedure and controls need to be refined. Then a second round of clinical trials will be undertaken, preferably at two independent institutions in order to acquire and verify test results and data as being reproducible.

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

BASIS FOR PRODUCT DEVELOPMENT

Product development will be pursued in the following ways: licensing of patented technologies from research institutions, applications development contracts with licensor laboratories, collaborating with contract laboratories with existing expertise and automated staining equipment manufacturers; development of technology and products in house. We will be working in-house to develop expertise in cytopathology and the biochemistry of porphyrin uptake, including certifying cell lines for use as standards, both positive and negative controls, for use of Tetrakis Carboxy Phenyl Porphine and staining protocols in cytopathology. Synthesis of porphyrin variants will probably be contracted out to various companies. We will pursue collaborative development agreements with instrumentation companies to standardize reagents and protocols consistent with their apparatus, such as flow cytometers, robot stages, fluorescence detectors, and image analyzers.

After the testing protocols have been validated, we may establish a licensed cytopathology laboratory to perform these analyses at least on a regional basis, and to serve as a demonstration/training facility to expand use of the proprietary tests.

                                    EMPLOYEES

As of January 13, 2005, we had five full-time employees, consisting of three executives and two in research and development. We believe that this core staff and through other strategic partnerships and consultants will meet any management and medical needs within the next year.

                            DESCRIPTION OF PROPERTIES

We maintain our principal office at 8301 Washington NE, Suite 5, Albuquerque, NM 87113. Our telephone number at that office is (505) 821-0875. We sublease approximately 500 square feet of office space from Advanced Optics Electronics on a month-to-month basis. The monthly rent is $500, subject to an annual cost of living increase. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

The Company's  Research and  Development  facilities are located at Kirtland Air
Force Base in Albuquerque, New Mexico. R&D is housed in approximately 2500 square feet that includes two state-of-the art laboratories where primary research, assay validation and pre-clinical work is being conducted.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;

     o contain projections of our future results of operations or of our financial condition; and

     o    state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking

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

statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We are a biopharmaceutical company focusing on very early cancer detection technology. Our novel cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, originally called Tetrakis Carboxy Phenyl Porphine, was developed at Los Alamos National Laboratories. We obtained a worldwide exclusive license to the Tetrakis Carboxy Phenyl Porphine technology from the University of California in late 1995, and began new research broadening the scope of the original patent and technology. In November 2000, we filed a new U.S. provisional patent application defining the ability of our version of the Tetrakis Carboxy Phenyl Porphine to detect pre-cancerous and cancerous conditions in all human tissue. We began the commercialization process by trademarking the technology as Cypath (TM).

Cypath (TM) exploits the unique cell-targeting characteristics of porphyrins-extremely tiny, water-soluble biological pigments-that seek an intracellular binding site in abnormal cells. When exposed to certain wavelengths of fluorescent or laser light, Cypath (TM) causes abnormal cells to literally light up red/orange with a degree of fluorescence proportional to the abnormality of the cell. Our first product will be a non-invasive test for the extreme early detection of lung cancer.

Currently, there are no commercially available methods of detecting lung cancer at the pre-cancerous stage and there is no FDA approved screen for lung cancer. Cypath (TM) is ready for additional clinical trials and commercialization for extreme early lung cancer detection.

Before marketing any of our products, we will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to us. During each investigative study and prior to its completion, the results of the investigation will remain "blinded" to ensure the integrity of the study. We will not know the results of any study, favorable or unfavorable to us, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed.

GENERAL

Our present strategy is to seek partners for commercializing its products in foreign markets. There can be no assurance that we will be successful in finding suitable collaborative partners for any of our technology, nor can there be any assurance as to the timing or terms of any such collaborations. Such collaborative arrangements, if entered into, may provide for us to receive a royalty for sales of our products by the licensee, as well as up-front licensing fees and payments for development work performed by us. Royalties on sales, in any event, will depend in part upon the efforts required of the licensee, which may include the completion of product research and development, performance of clinical investigations, obtaining regulatory approvals, and manufacturing and marketing any products. The amount and timing of resources devoted to these activities may be controlled by the licensee. Should the licensee fail to perform any essential functions, our business and results could be adversely affected. If we are unable to enter into favorable collaborative arrangements, we may not have sufficient resources to develop our products. In addition, there can be no assurance that any of our collaborative partners would not pursue alternative technologies or develop alternative products on their own or in collaboration with others, including our competitors.

Managed care organizations, hospitals, ob/gyn specialists, and lung cancer specialists in the region of our licensed cytopathology lab will be alerted by direct mailings about the availability of improved technology for detection of lung cancer in sputum samples and cervical cancer from pap smears. A price list will be included. A direct sales approach by telephone may be appropriate, particularly since sales to clinical labs around the country will have to be supported by our personnel with a knowledge base similar to that of the decision makers.

Our executives will directly contact and negotiate national sales/operating agreements. To the extent that reagents are sold to small laboratories, these sales will be accomplished through one or more major reagent distributors. Sales support may be challenging, since the company anticipates that sputum sample preparation will be particularly difficult in inexperienced hands. We intend to support our customers with technical support provided via phone, fax, and internet and detailed procedural documentation. Finalized plans for selling our products and services will be developed during the next eighteen months. The Marketing/Sales executive whom we plan to hire during 2006 will actively participate in the consolidation and implementation of the selling program.

MANUFACTURING

For the initial development phase, no manufacturing facilities will be needed. However, production and packaging facilities both for the cytopathology reagents and for clinical trials materials will be required. Since Tetrakis Carboxy Phenyl Porphine can be manufactured by total chemical synthesis, Biomoda plans initially to contract out production of Tetrakis Carboxy Phenyl Porphine as a fine chemical. Pharmaceutical companies may be particularly attractive contract manufacturers. It is likely that when the cytopatholgy product kits reach the market, we will invest in the capital equipment for production and packaging, although the decision may be made to continue to contract out these functions so long as costs are competitive. All formulations will be treated as confidential trade secrets, extending to all contract manufacturers. Patents on formulations will be pursued aggressively, minimizing the concerns attending contract manufacturing. We will investigate contract manufacturing options with U.S., European and Asian companies.

Quality assurance and quality control will be maintained by an in-house QA/QC group, checking conformance to requirements of outside contractors. A total quality management approach will be implemented, extending to the suppliers of raw and finished materials.

PRODUCT RESEARCH AND DEVELOPMENT

Initial research will be conducted for the development of a method for early detection and diagnosing of lung cancer. The first phase will be conducted at a single site, with a control group known to have lung disease and at a high risk for having cancer. The goal of this additional clinical work will be to refine the preliminary laboratory and contract lab results on scoring relative to cellular anomalies. We intend to refine the protocol and further develop a systematic and reproducible approach to accurately defining sensitivity and specificity. The institution that will be our strategic partner in this study will have a large sputum bank with detailed information on the patients and samples. We are currently in the process of reviewing several candidates for use as strategic partners.

The second phase will be a multi-site pilot study to gain further insight into reproducibility and to evaluate the data with academic collaborators. It is intended that the results will be published in peer-review publications to further corroborate the data and disclose the potential of the technology.

Please refer to our Use of Proceeds chart on page 15 were we have detailed the budget for this research and development. Items 2, 3, 6 and 7 relate to this initiative and are budgeted at $995,000 for this work. We feel that the approximately one million dollars is a conservative estimate for this R&D component.

EXPECTED PURCHASE OR SALE OF PLANT AND EQUIPMENT

We have plans to buy additional plant and equipment primarily in order to develop a laboratory environment in which to carry out research, development and commercialization activities. Please refer to our Use of Proceeds chart on page 15 were we have detailed the budget for this laboratory equipment. Items 5 and 8 relate to this initiative and are budgeted at $600,000 for this work.

LIQUIDITY AND CAPITAL RESOURCES

FISCAL 2002

Net cash used in operating activities was ($26,790) in fiscal 2002. Net cash from investing activities was $12,311 in fiscal 2002. Net cash from financing activities was $38,279 in fiscal 2002. This was from the proceeds of a loan. Cash and cash equivalents was $155 as of December 31, 2002.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of December 31, 2002 we have raised net proceeds of $1,084,096. During fiscal 2002, $1,139 was booked from the sale of fixed assets. We are currently housed in office/warehouse facilities in Albuquerque, New Mexico. There is ample office space and a high bay area for lab applications.

FISCAL 2003

Net cash used in operating activities was ($230,734) in fiscal 2003. Net cash used in investing activities was ($42,697) in fiscal 2003. Net cash from financing activities was $278,023 in fiscal 2003. This was from the proceeds of a line of credit from an affiliated entity. Cash and cash equivalents was $4,747 as of December 31, 2003.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of December 31, 2003 we have raised net proceeds of $1,084,096. During fiscal 2003, $1,867 was spent for the purchase of equipment. We are currently housed in office/warehouse facilities in Albuquerque, New Mexico, with an affiliate company, Advanced Optics Electronics, Inc. There is ample office space and a high bay area for lab applications. Advanced Optics Electronics, Inc. has provided operating funds through the use of a bridge loan and it is a significant shareholder in Biomoda.

In 2002, John Cousins, Vice President Finance and Leslie Robins, Chief Executive Officer of Advanced Optics Electronics, Inc. became our President and Vice President, respectively. Messrs. Cousins and Robins continue to maintain such management positions with Advanced Optics Electronics. In addition, Advanced Optics Electronics owns approximately 15.9% of our outstanding common stock. Messrs. Cousins and Robins are also on the Board of Advanced Optics Electronics, Inc.

NINE MONTHS ENDED SEPTEMBER 30, 2004

Net cash used in operating activities was ($432,565) in the first nine months of 2004. Net cash used in investing activities was ($77,921) in the first nine months of 2004. Net cash from financing activities was $505,971 in the first nine months of 2004. This was primarily from the proceeds of a line of credit from an affiliated entity. Cash and cash equivalents was $232 as of September 30, 2004.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of September 30, 2004 we have raised net proceeds of approximately $1,330,000.

RESULTS OF OPERATIONS

FISCAL 2003 COMPARED TO FISCAL 2002

REVENUE

We have booked no revenue from its inception through December 31, 2003.

ASSETS AND LIABILITIES

Assets increased by $34,500 from $131,737 as of December 31, 2002 to $166,186 as of December 31, 2003. The increase was due primarily to an increase in capitalized patents of approximately $40,000.

PRODUCT DEVELOPMENT

Product development expenses consist primarily of personnel expenses, consulting fees and lab expenses. Research development and technical costs increased to $49,879 in 2003 from $120 in 2002. We believe, however, that continued investment in product development is critical to attaining our strategic objectives and, as a result, expect product development expenses to increase significantly in future periods. We expense product development costs as they are incurred.

OPERATING EXPENSES

Operating expenses increased by $247,058 or 446% to $302,333 during the twelve months ended December 31, 2003 compared to $55,275 for the twelve months ended December 31, 2002. This was primarily due to $150,000 in increased payroll and taxes, a $20,000 increase in professional fees, and the $50,000 increase in research and development costs.

The Company had a net loss of $311,233 or $.05 loss per share, and $83,689 or $.02 loss per share, for the twelve months ended December 31, 2003 and 2002, respectively.

GENERAL AND ADMINISTRATIVE

General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative costs increased to $32,964 in 2003 from $14,817 in 2002 due to increases in salary expense and professional fees. We expect general and administrative costs to increase in the future as our business matures and develops.

OTHER INCOME (EXPENSE)

Other income (expense) consists of interest and other income and expense. Interest expense increased to $33,621 in 2003 from $28,414 in 2002.

STOCKHOLDERS' DEFICIT

Stockholders'  deficit  increased by $164,233  from  $271,115 as of December 31,
2002  to  $435,346  as  of  December  31,  2003.   The  increase  was  primarily
attributable to a net operating loss for the year.

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. The following pertains to the nine months ended September 30, 2004 compared with the nine months ended September 30, 2003.

REVENUES

No revenue has been recognized to date. Biomoda, Inc. is a developmental stage company. It is currently anticipated that revenues will not commence in fiscal year 2004, but will begin in 2006.

EXPENSES

PRODUCT DEVELOPMENT. Product development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our diagnostic products. Research and development expenses and other operating technical costs were approximately $367,000 for the nine months ended September 30, 2004 compared with $900 for the same period in 2003. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods as funding permits. We expense product development costs as they are incurred.

GENERAL AND ADMINISTRATIVE. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative expenses, including professional fees, were approximately $132,000 in the nine months ended September 30, 2004 compared with $205,830 in the nine months ended September 30, 2003. The decrease was due primarily to decreases in salary expense and professional fees.

Due to the expected growth of our business and planned expansion of our staff, we expect general and administrative costs to increase in the future. The costs with being a publicly traded company will also be a contributing factor to increases in this expense.

OTHER INCOME (EXPENSE). Other income (expense) consists of interest income and expense, and other income and expense. Other income (expense) increased to approximately ($22,000) in the nine months ended September 30, 2004 as compared to approximately ($21000) in the same period of fiscal 2003. The increase is primarily related to an increase in interest expenses.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results are expected to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include:

     1.   demand for our products;

     2. the rate at which we add new customers and the ability to retain existing customers;

     3.   the availability and pricing of materials from suppliers;

     4.   the prices paid for our products;

     5.   the  amount  and  timing  of  costs   relating  to  expansion  of  our
          operations, including expanding our product development, manufacturing and sales and marketing functions;

     6. the announcement or introduction of new types of products by us or our competitors;

     7. delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and

     8. general economic conditions and economic conditions specific to the bio-medical industry.

As a strategic response to changes in the competitive environment, we may from time to time make product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. We have no current plans or intentions to make any acquisitions or enter into any similar transactions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock currently has no public trading market. We have filed a Form 15c2-11 for listing on the Over the Counter Bulletin Board. However, approval for listing on the OTCBB, among other things, is contingent upon our selling shares and closing the offering relating to this SB-2. We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that we will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

RECORD HOLDERS

As of January 13, 2005, there were sixty (60) shareholders of record holding a total of 7,117,282 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

AUTHORIZED SHARES

The current number of authorized shares of common stock is 100 million shares. Our Amended Articles of Incorporation authorizes the issuance of Preferred Stock. The authorized Preferred Stock consists of 4,000,000 shares of which no shares are outstanding. The Preferred Stock may be issued by resolution of our Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

DIVIDENDS

We have not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Our total executive compensation is outlined in the table below. Other than the compensation shown below, there is no compensation paid to our executives. We do not currently participate in any retirement plans, employee stock option plans or other compensatory plans.

ANNUAL COMPENSATION                                                                          LONG TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        AWARDS                     PAYOUTS
---------------------------  ----   ----------- ----------- --------------- ------------- -------------- ---------- --------------
    NAME AND PRINCIPAL       YEAR      SALARY       BONUS      OTHER ANNUAL    RESTRICTED    SECURITIES      LTIP       ALL OTHER
         POSITION                        ($)         ($)       COMPENSATION      STOCK       UNDERLYING     PAYOUTS    COMPENSATION
                                                                   ($)          AWARD(S)       OPTIONS        ($)          ($)
                                                                                  ($)          SARS(#)
------------------------------------------------------------------------------------------------------------------------------------
John J. Cousins,             2003         --          --            --             --             --           --           --
President, Treasurer and
Director                     2002         --          --            --             --             --           --           --
(started 04/10/2002)
------------------------------------------------------------------------------------------------------------------------------------
Leslie S. Robins, Vice       2003         --          --            --             --             --           --           --
President, Secretary and
Director                     2002         --          --        $5,000 (1)         --             --           --           --
(started 04/10/2002)
------------------------------------------------------------------------------------------------------------------------------------
Ari Ma'ayan,                 2003         --          --            --             --             --           --           --
Director                     2002         --          --            --             --             --           --           --
                             2001      $57,823.09     --            --             --             --           --           --
------------------------------------------------------------------------------------------------------------------------------------
Herbert L. Whitaker          2003      $12,500        --       $14,933.33 (1)      --             --           --           --
Executive VP                 2002         --          --            --             --             --           --           --
                             2001         --          --            --             --             --           --           --
------------------------------------------------------------------------------------------------------------------------------------
Jeff Garwin, Director        2003         --          --        $3,000 (1)         --             --           --           --
                             2002         --          --            --             --             --           --           --
                             2001      $57,600        --            --             --             --           --           --
------------------------------------------------------------------------------------------------------------------------------------

1) Directors fees

2) There is a two year employment agreement with Herb Whitaker that commenced December 1, 2003.

                              FINANCIAL STATEMENTS

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    FINANCIAL STATEMENTS AND AUDITOR'S REPORT
                                DECEMBER 31, 2002

                             HINKLE & LANDERS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                    CONTENTS

                                                                            PAGE
                                                                            ----

Independent Auditor's Report..................................................42

Financial Statements

         Balance Sheet........................................................43
         Statement of Operations..............................................44
         Statement of Cash Flows..............................................45
         Statement of Changes in Stockholders' Deficit........................46

Notes to Financial statements..............................................47-54

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS


                                                                          3500-C
                                                                     Comanche NE
                                                   Albuquerque, New Mexico 87107
                                                            Voice (505) 883-8788
                                                              Fax (505) 883-8797

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Biomoda, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheets of Biomoda, Inc. (a New Mexico corporation) as of December 31, 2002, and the related statements of operations, cash flows, and changes in stockholders' deficit for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2002, and the results of its operations, cash flows, and changes in stockholders' deficit for the year then ended in conformity with accounting principles generally accepted in United States of America.


/s/Hinkle & Landers, P.C.

February 4, 2003

                                  Biomoda, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2002

              Assets

Current Assets:

     Cash                                                                                  155
         Prepaid expenses                                                                4,425
                                                                                   -----------
              Total Current Assets                                                       4,580
     Other Assets:
           Patent, trademark, and License fees, net                                    127,157
                                                                                   -----------

          Total Assets                                                             $   131,737
                                                                                   ===========
              Liabilities and Stockholders' deficit

     Current Liabilities:
         Accounts Payable                                                          $    41,377
         Accrued payroll and other expenses                                            201,732
         Other current liabilities                                                         332
         Notes payable - stockholders                                                  159,411
                                                                                   -----------

         Total current liabilities                                                     402,852

Stockholders' deficit
Common Stock, no par value; 15,000,000 shares authorized;
     5,765,282 shares Issued and outstanding                                         1,135,196
Class A, redeemable preferred stock; no par value;
     2,000,000 shares authorized;  no shares issued and outstanding;  cumulative and convertible  Undesignated preferred stock; 2,000,000 shares authorized;
     no shares issued and outstanding
Deficit accumulated during the development stage                                    (1,406,311)
                                                                                   -----------

         Total stockholders' deficit                                                  (271,115)
                                                                                   -----------

         Total liabilities and stockholders' deficit                               $   131,737
                                                                                   ===========

   The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Operations
                         For the Year Ended December 31,
                2002 And for the period January 3, 1990 (date of
                         Inception) to December 31, 2002

                                                               January 3, 1990
                                                           (date of inception)
                                               2002       to December 31, 2002
                                           ------------   --------------------
Revenue                                    $        --            $        23
                                           -----------            -----------
Operating expenses
   Salaries                                         --                662,291
   Advertising and Marketing                     1,068                 47,139
   Rent                                          3,539                 23,486
   Professional fees                            15,981                262,758
   Telephone                                     2,237                 26,519
   Payroll taxes                                    --                 44,400
   Licensing fees                               15,000                 50,817
   Office expenses and postages                  1,195                 42,124
   Research and Development costs                  120                 77,761
   Travel and Lodging                               --                 41,028
   Depreciation and Amortization                 9,357                 33,753
   Other expenses                                  381                  7,131
                                           -----------            -----------

      Total operating expenses                  48,878              1,319,207
                                           -----------            -----------

Loss from operation                            (48,878)            (1,319,184)
  Interest income                                   --                  3,870
  Interest expenses                            (28,414)               (84,600)
  SEC filing fees                               (2,792)                (2,792)
  Loss on sales of assets                         (358)                  (358)
  Foreign currency transaction loss             (3,247)                (3,247)
                                           -----------            -----------

      Total other income (expense)             (34,811)               (87,127)
                                           -----------            -----------

Loss before provision for income taxes         (83,689)            (1,406,311)
Provision for income taxes:                         --                     --
                                           -----------            -----------

  Net loss and losses accumulated during
  the development stage                    $   (83,689)           $(1,406,311)
                                           ===========            ===========

   The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                         For the Year Ended December 31,
                2002 And for the period January 3, 1990 (date of
                         Inception) to December 31, 2002

                                                                         January 3, 1990
                                                                     (date of inception)
                                                          2002      to December 31, 2002
                                                      -----------   --------------------
Cash flows from operating activities:
Cash received from:
   Interest Income                                    $        --            $     3,870
                                                      -----------            -----------
                                                               --                  3,870
 Cash paid to:
   Employees and suppliers                                (26,790)            (1,046,906)
                                                      -----------            -----------
                                                          (26,790)            (1,046,906)
                                                      -----------            -----------

      Net cash flow used for operating activities         (26,790)            (1,043,036)

Cash flows used for investing activities:
    Purchase of fixed assets                                   --                 (8,132)
    Sales of fixed assets                                   1,139                  1,139
    Organization expenses                                      --                   (560)
    Pay for Patent, trademark,  and license fee           (13,450)              (157,798)
                                                      -----------            -----------

       Net cash flow used for investing activities        (12,311)              (165,351)

Cash flows from financing activities:
    Proceeds from note / loan payable                      38,279                124,446
    Proceeds from issuance of common stock                     --              1,084,096
                                                                             -----------
       Net cash flow from financing activities             38,279              1,208,542
     Cash at beginning of year                                977                     --
                                                      -----------            -----------

     Cash at end of year                              $       155            $       155
                                                      -----------            ===========
Reconciliation of net income to cash flow
from operating activities:
   Net income                                         $   (83,689)           $(1,406,311)
   Depreciation                                             9,357                 33,753
   Accrued interest expenses                               28,381                 64,196
   Loss on sale of assets                                     358                    358
   In-kind services and expenses                               --                 40,496
   Foreign currency transaction                             3,247                  3,247
   Decrease (Increase) in Account receivable               (4,425)                (4,425)
   (Decrease) Increase in other current liabilities           332                    332
   (Decrease) Increase in accounts payable                 19,649                 38,131
   (Decrease) Increase in accrued expenses                     --                187,187
                                                      -----------            -----------

       Net cash flow from operating activities        $   (26,790)           $(1,043,036)
                                                      ===========            ===========

    The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
For the Year Ended December 31, 2002 and for the period January 3, 1990 (date of
                         Inception) to December 31, 2002

                                                                                   Common Stock
                                                               ---------------------------------------------
                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                  During
                                                                  Issued and                       the
                                                                 Outstanding                    Development
                                                                   Shares          Amount          Stage           Total
                                                               -------------    ------------   --------------    ----------
Issuance of common stock on June 26, 1991                            850,000           1,100    $                    1,100
Issuance of common stock on June 26, 1991                            850,000             100                           100
Issuance of common stock on June 26, 1991                            850,000             100                           100
Issuance of common stock on June 26, 1991                            255,000             100                           100
Issuance of common stock on June 26, 1991                             17,000          17,000                        17,000
Issuance of common stock on June 26, 1991                            175,000              33                            33
Cumulative net loss for the period from
January 3, 1990 (date of inception) to
December 31, 1996                                                                                    -60,010        -60,010
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 1996                                         2,997,000          18,433         -60,010        -41,577
Issuance of 100,952 common stock warrants
on December 31, 1997; exercise price of $.20
Net loss                                                                                             -32,914        -32,914
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 1997                                         2,997,000          18,433         -92,924        -74,491
Issuance common stock on January 20, 1998                             59,940          10,000                         10,000
Exercise of common stock warrants on
   March 17, 1998                                                    100,952          20,190                         20,190
Issuance common stock on April 15, 1998
   net of stock issuance costs                                       631,578         276,350                        276,350
Issuance of 248,950 common stock options on,
   April 15, 1998; exercise price of $.38; expired                    23,650                                         23,650
   on April 16, 1999; with a value of $23,650
   which were capitalized as deferred offering costs
Exercise of common stock Options on November 2, 1998                  62,237          23,670                         23,670
Net loss                                                                                            -295,948       -295,948
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 1998                                         3,851,707         372,293        -388,872        -16,579
Issuance of 180,000 common stock on, January 30, 1999;               180,000          87,300                         87,300
Issuance of 200,000 common stock on, March 26, 1999;                 200,000          97,000                         97,000
Issuance of 110,000 common stock on, March 29, 1999;                 110,000          53,300                         53,300
Issuance of 51,546 common stock on, May 29, 1999;                     51,546          25,000                         25,000
Issuance of 103,092 common stock on, June 2, 1999;                   103,092          50,000                         50,000
Issuance of 51,546 common stock on, September 30, 1999;               51,546          25,000                         25,000
Issuance of 40,458 common stock on, December 6, 1999;                 40,458          25,000                         25,000
Payment for 51546 shares of stocks on, December 29, 1999              51,547          25,143                         25,143
Net loss                                                                                            -303,956       -303,956
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 1999                                         4,639,896         760,036        -692,828         67,208
Payment for exercise of 166,535 common stock Options
  on February 24, 2000                                               166,535          80,770                         80,770
Issuance of 253,608 common stock on, May 12, 2000;                   253,609          56,000                         56,000
Payment for exercise of 62,497 common stock Options
  on June 8, 2000                                                     62,497                                         30,312
Issuance of 11,089 common stock on, September 26, 2000;               11,089           6,852                          6,852
Issuance of 25,656 common stock on, September 30, 2000;               25,656           5,234                          5,234
Exercise of common stock Options on September 30, 2000                60,000           9,000                          9,000
Issuance of 66,000 common stock on, November 3, 2000;                 66,000           7,491                          7,491
Issuance of 40,000 common stock on, December 8, 2000;
  (for Service)                                                       40,000          19,400                         19,400
Net loss                                                                                            -257,139       -257,139
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 2000                                         5,325,282         975,095        -949,967         25,128
Issuance of 5,000 common stock on, January 25, 2001;
  (for Service)                                                        5,000           2,425                          2,425
Issuance of 160,000 common stock on, January 31, 2001;               160,000          24,000                         24,000
Issuance of 15,000 common stock on, April 6,, 2001;
  (for Service)                                                       15,000           7,276                          7,276
Issuance of 20,000 common stock on, April 20, 2001;                   20,000           9,700                          9,700
Issuance of 100,000 common stock on, April 24, 2001;                 100,000          48,500                         48,500
Issuance of 20,000 common stock on, June 28, 2001;                    20,000           9,700                          9,700
Issuance of 100,000 common stock on, August 30, 2001;                100,000          48,500                         48,500
Issuance of 10,000 common stock on, August 30, 2001;                  10,000           5,000                          5,000
Issuance of 10,000 common stock on, November 7, 2001;                 10,000           5,000                          5,000
Net loss                                                                                            -372,655       -372,655
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 2001                                         5,765,282       1,135,196      -1,322,622       -187,426
Net loss                                                                                             -83,689        -83,869
---------------------------------------------------------      -------------    ------------   -------------     ----------
Balance, December 31, 2002                                         5,765,282       1,135,196      -1,406,311       -271,115
* Loss per share                                                                               $       -0.24
                                                                                               =============

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          1.   NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

          2.   ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in United States of America.

          3.   PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight - line method over the estimated useful lives of the assets.

          4.   CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

          5.   LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

          6.   PATENT

Costs incurred in connection with securing a patent, as well as attorneys' fees, have been capitalized as Patent costs and are amortized over the seventeen year using the straight line method.

          7.   USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

          8.   REVENUE RECOGNITION

Biomoda recognizes revenue on the accrual method.

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

          9.   STOCK OPTIONS

Biomoda has elected to apply the provisions of Accounting Principles Board Opinion No 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and to furnish the proforma disclosures required by Statements on Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, and No. 148, ACCOUNTING FOR STOCK BASED COMPENSATION TRANSITION AND DISCLOSURE (AN AMENDMENT OF FASB STATEMENT NO. 123).

Biomoda applies APB Opinion No. 25 in its accounting for the plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had Biomoda determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, Biomoda's net loss per share would have been increased to the proforma amounts indicated as follows:

                                                    Years ended December 31,
                                                    2002               2001
                                                 -----------------------------
Net loss, as reported                             $(83,689)         $(372,655)
Deduct: Total stock-based employee
     Compensation expense determined
     Under fair value based method for
     All awards, net of related tax effects        (86,440)           (20,960)
Pro forma net loss                               $(170,129)         $(393,615)
Loss per share, Basic-as reported                   $(0.00)            $(0.06)
Basic-Pro forma loss per share                      $(0.01)            $(0.07)

The fair value of each option grant for the above pro forma disclosure is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                                    2002               2001
                                                 ------------------------------
Dividends                                                $0                 $0
Expected volatility                                  88.37%             47.54%
Risk-free interest rate                               3.38%              5.00%
Expected lives                                      2 years            3 years

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE B -  FURNITURE AND EQUIPMENT

The furniture and equipment are summarized by major classification for Biomoda as follows:

--------------------------------------------------------------------------------
                              1-1-2002   ADDITIONS   DELETION      12-31-2002
--------------------------------------------------------------------------------
OFFICE EQUIPMENT &
FURNITURE                      $6,863       $ --      $6,863          $ --
ACCUMULATED DEPRECIATION       (2,679)        --      (2,679)           --
NET PROPERTY & EQUIPME         $4,184       $ --      $4,184          $ --
================================================================================

Depreciation expense for the year ended December 31, 2002 was $ 0.

NOTE C - OTHER ASSETS

Other assets are summarized by major classification as follows:

License fees                                        $17,000
Trademark                                             1,000
Patent Costs                                        139,798
                                                    -------
Total                                               157,798
Less:
Amortization                                        (30,641)
                                                   --------
Net other assets                                   $127,157
                                                   ========

C-1 - Biomoda has entered into license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon levels of revenues from licensed products. The agreement continues as long as any licensed patents remain in force. Biomoda has not incurred any royalty expense during the period 3, 1990 (date of inception) to December 31, 2002.

C.2 -   Since 1998 until 2002, Biomoda has paid $139,798 for patent costs.

C.3 -   Amortization expense was $9,357 for December 31, 2002.

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE D - NOTES PAYABLE - STOCKHOLDERS

Notes payable - stockholders are summarized as follows:

Notes payable - stockholders                       $120,979
Line of Credit - stockholders                        38,432
                                                   --------
                                                   $159,411
                                                   ========

Notes payable to stockholders consist of $120,979 amounts due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the year ended December 31, 2002 and for the period January 3, 1990 (date of inception) to December 31, 2002 was $10,998 and $31,316, respectively.

Line of credit consists of $38,432 amounts due to one of stockholders bearing interest at 5% per annum and is due in one year. Interest expense for the year ended December 31, 2002 and for the period January 3, 1990 (date of inception) to December 31, 2002 was $153 and $153, respectively.

NOTE E - COMMON AND PREFERRED STOCK AND STOCK OPTION

         E-1 - Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

         E-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and no shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock into which it is entitled to be converted.

         E-3 - Options

On April 17, 2000, Biomoda authorized the issuance of 1,700,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers which 420,000 shares were exercised during year 2000 and 2001. In June 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers.

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE F - GOING CONCERN

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 76,460 and $1,399,082 in each of the years ended December 31, 2002 and during the period from January 3, 1990 (date of inception) to December 31, 2002, respectively. Additionally, Biomoda had a working capital deficit and stockholders' deficit of $391,043 and $263,886 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

          1.   Private placement of equity with investment groups

          2. Filing with the US Securities and Exchange Commission (SEC) to become a publicly traded company

          3.   Identification of strategic alliances

          4.   Marketing agreement with Korea

          5.   Collaborations   with   medical   equipment   manufacturers   and
               laboratories.

          6. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.

          7. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE G - INCOME TAXES

There was no provision for income taxes for the year ended December 31, 2002 and for the period from January 3, 1990 (date of inception) to December 31, 2002 since the company did not recognize the benefit of the net operating loss carry forwards.

On December 31, 2002, the Company had net operating loss carry forwards of approximately $1,405,719, available to offset taxable income. If not used, the carry forwards will begin to expire in 2005.


FOR THE YEARS ENDING DECEMBER 31,

                    2005               $      560
                    2006                      560
                    2007                      560
                    2008                    1,794
                    2009                   11,037
                    2010                   45,566
                    2011                   33,008
                    2017                  332,807
                    2018                  371,025
                    2019                  236,618
                    2020                  288,495
                    2021                   83,689
                                       ----------
                    Total              $1,405,719
                                       ==========

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE H - STOCK OPTION

The number of the shares and the price per share for stock option awards is dictated by the board of directors.

Options to purchase shares of common stock may be granted to key employees. The exercise date of the options is approved by the Board of Directors. No portion of the options may be exercised beyond ten years from the date of the grant. As of December 31, 2002, there were 2,630,000 shares granted and unexercised. In May 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers. The value of these options was determined based on the latest third party stock transaction for $0.17 per share in May 2002.

A summary of changes in common stock options during 2002 is:

                                           Number               Price
                                         of Shares           Per Shares
                                         ------------------------------
Outstanding at December 31, 2001         1,650,000          $0.15-$0.50
Granted                                    980,000                $0.15
Exercised                                       (-)
Outstanding at December 31, 2002         2,630,000          $0.15-$0.50
Option exercisable at December 31, 2002  2,630,000
Average fair value of options granted
         during the year                     $0.09

The following table summarizes information about stock options outstanding at December 31, 2002:

                               OPTIONS OUTSTANDING
                               -------------------
                         Number           Weighted-Average
                       Outstanding            Remaining         Weighted-Average
Exercise Prices       at 12/31/2002       Contractual Life       Exercise Price
--------------------------------------------------------------------------------
$0.50                    370,000               4.59                 $0.50
$0.15                  2,260,000               6.50                 $0.15
                       2,630,000               6.23                 $0.19

                                  BIOMODA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE I - RELATED PARTY TRANSACTION

Biomoda and Advanced Optics Electronics (one of the shareholders) agreed to enter into a line of credit arrangement whereby Advanced Optics Electronics, Inc. would lend funds to Biomoda, with interest at five percent per year, computed on the basis of 360-day and a limit of up to $50,000. The outstanding balance as of December 31, 2002 was $38,432.

                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Reports.................................................57

Consolidated Balance Sheet....................................................58

Consolidated Statements of Operations.........................................59

Consolidated Statements of Cash Flows.........................................60

Consolidated Statements of Stockholders' Deficit..............................61

Notes to Consolidated Financial Statements....................................62

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Biomoda, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Biomoda, Inc. and Subsidiary (the "Company"), a Development Stage Company, as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Biomoda, Inc. and Subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principals generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the accompanying consolidated financial statements, the Company is a development stage company which experienced significant losses since inception with no revenues. As discussed in Note 1 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Squar, Milner, Reehl and Williamson, LLP
February 27, 2004
Newport Beach, California

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS
     Cash                                                                        $     4,747
     Prepaid expenses                                                                  3,241
                                                                                 -----------
         Total Current Assets                                                          7,988
PATENT                                                                               156,360
FIXED ASSETS, NET                                                                      1,836
                                                                                 -----------
                                                                                 $   166,184
                                                                                 ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Accounts payable and accrued liabilities                                    $   154,534
     Advances from stockholders                                                      130,543
     Line of credit from an affiliated entity                                        316,455
                                                                                 -----------
                                                                                     601,532
                                                                                 -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT
     Class  A  redeemable  preferred  stock;  no  par  value; 2,000,000 shares authorized; cumulative and convertible; liquidation and redemption values of $1.50 and $1.80 per share, respectively; no shares
         issued and outstanding                                                           --
     Undesignated preferred stock; 2,000,000 shares
         authorized; no shares issued and outstanding                                     --
     Common stock, no par value, 15,000,000 shares
         authorized; 6,737,282 issued and outstanding                              1,282,196
     Deficit accumulated during development stage                                 (1,717,544)
                                                                                 -----------
                                                                                    (435,348)
                                                                                 -----------
                                                                                 $   166,184
                                                                                 ===========

--------------------------------------------------------------------------------
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
     FOR THE YEARS ENDED DECEMBER 31, 2003, AND 2002 AND FOR THE PERIOD FROM
                JANUARY 3, 1990 (INCEPTION) TO DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                               JANUARY 3, 1990
                                                                                (INCEPTION) TO
                                                   2003           2002       DECEMBER 31, 2003
                                               -----------    -----------    -----------------
REVENUES                                       $        --    $        --          $        23
                                               -----------    -----------          -----------
OPERATING EXPENSES
     Payroll and related taxes                     149,470             --              856,161
     Professional fees                              36,163         15,981              298,921
     General and administrative                     32,964         14,817              226,788
     Licensing fees                                 22,200         15,000               73,017
     Research and development                       49,879            120              127,640
     Depreciation and amortization                  11,657          9,357               45,410
                                               -----------    -----------          -----------
          Total Operating Expenses                 302,333         55,275            1,627,937
                                               -----------    -----------          -----------
LOSS FROM OPERATIONS                              (302,333)       (55,275)          (1,627,914)
OTHER INCOME (EXPENSES)
     Gain on forgiveness of debt                    24,721             --               24,721
     Interest income                                    --             --                3,870
     Interest expense                              (33,621)       (28,414)            (118,221)
                                               -----------    -----------          -----------
            Total Other Expenses                    (8,900)       (28,414)             (89,630)
                                               -----------    -----------          -----------
Net Loss and Losses Accumulated During the
     Development Stage                         $  (311,233)   $   (83,689)         $(1,717,544)
                                               ===========    ===========          ===========
Basic and diluted loss per common share
                                               $     (0.05)   $     (0.01)
                                               ===========    ===========
Basic and diluted weighted average number of
     Shares outstanding                          6,228,060      5,675,282
                                               ===========    ===========

--------------------------------------------------------------------------------
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------
                           BIOMODA, INC. AND SUBSIDARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003, AND 2002 AND FOR THE PERIOD FROM JANUARY
                    3, 1990 (INCEPTION) TO DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                                  JANUARY 3, 1990
                                                                                  (INCEPTION) TO
                                                                                   DECEMBER 31,
                                                          2003           2002          2003
                                                     -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                             $  (311,233)   $   (83,689)   $(1,717,544)
Adjustments to reconcile net loss to net cash used
in operating activities:
     Stock compensation for exercise of options          147,000             --        147,000
     Loss on sale of assets                                   --            358            358
         Foreign currency transactions                        --          3,247          3,247
     Depreciation and amortization                        11,658          9,357         45,411
     Changes in operating assets and liabilities:
         Accounts receivable                                  --         (4,425)        (4,425)
         Other assets                                      1,184             --          1,184
         Accounts payable and accrued liabilities        (88,907)        48,362        241,435
         Advances from stockholders                        9,564             --          9,564
                                                     -----------    -----------    -----------
NET CASH FLOWS USED IN OPERATING ACTIVITIES             (230,734)       (26,790)    (1,273,770)
                                                     -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                       (1,867)            --         (9,999)
Sale of property and equipment                                --          1,139          1,139
Organizational costs                                          --             --           (560)
Patent, trademark and license fee                        (40,830)       (13,450)      (198,628)
                                                     -----------    -----------    -----------
NET CASH FLOWS USED IN INVESTING ACTIVITIES              (42,697)       (12,311)      (208,048)
                                                     -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stockholders' advances                          --             --         86,014
Proceeds from line of credit from an affiliated
     entity                                              278,023         38,279        316,455
Issuance of common stock for cash                             --             --      1,084,096
                                                     -----------    -----------    -----------
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES          278,023         38,279      1,486,565
                                                     -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH                            4,592           (822)         4,747
CASH - beginning of period                                   155            977             --
                                                     -----------    -----------    -----------
CASH - end of period                                 $     4,747    $       155    $     4,747
                                                     ===========    ===========    ===========

See accompanying notes to consolidated financial statements for information on non-cash investing and financing during the years ended December 31, 2003 and 2002, and for the period from January 3, 1990 (Inception) through December 31, 2003.
--------------------------------------------------------------------------------
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (EQUITY)
      FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                                                                 TOTAL
                                                     COMMON                   ADDITIONAL                     STOCKHOLDERS'
                                                      STOCK                     PAID IN    (ACCUMULATED        (DEFICIT)
                                                     SHARES           AMOUNT    CAPITAL      DEFICIT)           EQUITY
                                                   -----------------------------------------------------------------------
INCEPTION                                                   --            --               $          --    $           --
Issuance of Common Stock, June 26, 1991              2,997,000         18,433                                       18,433
Cumulative Net Loss for the period from
         January 3, 1990 (date of inception)
         to December 31,1996                                                                                           --
                                                                                                (60,010)           (60,010)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 1996                           2,997,000         18,433                   (60,010)           (41,577)
Issuance of Common Stock Warrants on December
31, 1997   (100,952 warrants at exercise price              --            --                                           --
of $.20)
Net loss                                                                                        (32,914)           (32,914)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 1997                           2,997,000         18,433                   (92,924)           (74,491)
Issuance of Common Stock, January 20, 1998              59,940         10,000                                       10,000
Exercise of Common Stock Warrants on March 17,         100,952         20,190                                       20,190
1998
Issuance of Common Stock, April 15, 1998, net of       631,578        276,350                                      276,350
stock issuance costs
Issuance of Common Stock Options, April 15, 1998                       23,650                                       23,650
Exercise of Common Stock Options, November 2,           62,237         23,670                                       23,670
1998
Net loss                                                                                       (295,948)          (295,948)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 1998                           3,851,707        372,293                  (388,872)           (16,579)
Issuance of Common Stock, January 30, 1999             180,000         87,300                                       87,300
Issuance of Common Stock, for the month of             310,000        150,300                                      150,300
March, 1999
Issuance of Common Stock, May 29, 1999                  51,546         25,000                                       25,000
Issuance of Common Stock, June 2, 1999                  95,092         50,000                                       50,000
Issuance of Common Stock, September 30, 1999            51,546         25,000                                       25,000
Issuance of Common Stock, December 29, 1999             92,005         50,143                                       50,143
Net loss                                                                                       (303,956)          (303,956)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 1999                           4,631,896        760,036                  (692,828)            67,208
Exercise of Common Stock Options, February 24,         166,535         80,770                                       80,770
2000
Issuance of Common Stock, May 12, 2000                 253,609         56,000                                       56,000
Exercise of Common Stock Options, June 8, 2000          62,497         30,312                                       30,312
Issuance of Common Stock, for the month of              96,745         21,086                                       21,086
September, 2000
Exercise of Common Stock Options, November 3,           66,000          7,491                                        7,491
2000
Issuance of Common Stock for Service, December          40,000         19,400                                       19,400
8, 2000
Net loss                                                                                       (257,139)          (257,139)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 2000                           5,317,282        975,095                  (949,967)            25,128
Issuance of Common Stock for Service, January            5,000          2,425                                        2,425
25, 2001
Issuance of Common Stock, January 31, 2001             160,000         24,000                                       24,000
Issuance of Common Stock for Service, April 6,          15,000          7,276                                        7,276
2001
Issuance of Common Stock, for the month of             120,000         58,200                                       58,200
April, 2001
Issuance of Common Stock, June 28, 2001                 20,000          9,700                                        9,700
Issuance of Common Stock, for the month of             110,000         53,500                                       53,500
August, 2001
Issuance of Common Stock, November 7, 2001              10,000          5,000                                        5,000
Net loss                                                                                       (372,655)          (372,655)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 2001                           5,757,282      1,135,196                (1,322,622)          (187,426)
Net loss                                                                                        (83,689)           (83,689)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 2002                           5,757,282      1,135,196         -      (1,406,311)          (271,115)
Exersice of stock options, July 11, 2003               980,000        147,000                                      147,000
Net loss                                                                                       (311,233)          (311,233)
                                                   ------------    ----------    ------     ------------    --------------
BALANCE, DECEMBER 31, 2003                           6,737,282     $1,282,196               $(1,717,544)    $     (435,348)
                                                   ============    ==========    ======     ============    ==============

The accompanying notes are an integral part of these consolidated financial statements
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

1.  ORGANIZATION

FORMATION AND NATURE OF BUSINESS

Biomoda, Inc. ("Biomoda") is a development stage company incorporated in the state of New Mexico on January 3, 1990 (Inception). In 2002, the Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") of Advanced Optics Electronics, Inc. ("ADOT") replaced Biomoda's management team, affecting a change in control.  ADOT also owns  approximately  16% of Biomoda's  outstanding common stock. In 2003, the CEO and the CFO each acquired 7.27% of the outstanding common stock of Biomoda. On August 13, 2003, Biomoda formed a 100% owned subsidiary known as Biomoda Holdings, Inc., a Nevada corporation, for the purpose of research, development, production and marketing of medical and biomedical products. Biomoda and Biomoda Holdings, Inc. are hereinafter collectively referred to as the "Company".

The Company's primary focus is on early cancer detection technology. The Company's novel cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, based on a compound called Tetrakis Carboxy Phenyl Porphine (TCPP), was developed at St. Mary hospital in Colorado and Los Alamos National Laboratories. The Company obtained a worldwide exclusive license to the TCPP technology from the University of California in late 1995, and began new research broadening the scope of the original patent and technology. In November 2000, the Company filed a new U.S. provisional patent application defining the ability of the Company's version of the TCPP to detect pre-cancerous and cancerous conditions in all human tissue. The Company began the commercialization process by trademarking the technology as Porvidx (TM). Management expects to start pre-clinical trials in the fall of 2004 and clinical trials in 2005, which will culminate in applying for the United States Food and Drug Administration ("FDA") approval.

Pursuant to a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, the Company is offering for sale up to 5,000,000 shares of its common stock at a price of $6 per Share. The Registration Statement was declared effective on July 11, 2003. The Offering will terminate on the earlier of July 11, 2005 or the date on which the maximum number of shares have been sold. The Company has not sold any shares as of December 31, 2003.

DEVELOPMENT STAGE AND GOING CONCERN

The Company has been in the development stage since it began operations on January 3, 1990 and has not generated any revenues from operations and there is no assurance of any future revenues. As of December 31, 2003, the Company had an accumulated deficit of approximately $1,718,000 and a working capital deficit of approximately $594,000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

1.  ORGANIZATION (continued)

DEVELOPMENT STAGE AND GOING CONCERN (continued)

In addition, the Company did not generate any cash from operations and had no cash reserve dedicated to fund expenditures. These factors create a substantial doubt as to the Company's ability to continue as a going concern.

The Company will require substantial additional funding for continuing research and development, obtaining regulatory approval and for the commercialization of its products. Management expects to be able to raise enough funds to meet its working capital requirements through the sale of the Company's common stock offered in its Registration Statement. ADOT will continue to provide the Company with bridge financing needed to fund the day-to-day operations until the Company has raised sufficient capital to fund its operations (See Note 6).

There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Biomoda and its wholly owned subsidiary, Biomoda Holdings, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The Company prepares its consolidated financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES (continued)

Significant estimates made by management include, among others, realizability of long-lived assets and estimates for deferred income tax asset valuation allowances. Actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Company has a limited operating history. The Company has not yet generated significant revenue from its business operations. As a new operating entity in its current form, the Company faces risks and uncertainties relating to its ability to successfully implement its strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing bio-technology market and any changes in government regulations. The Company has no experience in obtaining regulatory clearance of these types of products. Therefore, the Company may be subject to the risks of delays in obtaining or failing to obtain regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure.

The Company is competing against companies with the financial and intellectual resources and expressed intent of performing rapid technological innovation and substantial scientific research. The Company's resources are limited and must be allocated to very focused objectives in order to succeed.

The area of biopharmaceutical research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect the Company's business in either a positive or negative manner.

Developments and changes in technology that are favorable to the Company may significantly advance the potential of the Company's research while developments and advances in research methods outside of the methods the Company uses may severely hinder, or halt completely, the Company's development.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RISKS AND UNCERTAINTIES (continued)

Before marketing any of the Company's products, the Company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the Company. During each investigative study and prior to its completion, the results of the investigations will remain blinded to ensure the integrity of the study. The Company will not know the results of any study, favorable or unfavorable to the Company, until after the study has been completed. Such data must be submitted to the Federal Drug Administration (FDA) as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed. The sale price of the product may not be enough to recoup the amount of our investment in conducting the investigative studies.

The Company is a small company in terms of employees, technical and research resources and capital. These factors could hinder the Company's ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.

Costs in complying with regulatory and legislative matters such as the Clinical Laboratory Improvement Amendment of 1988 (CLIA), which regulates the quality and reliability of medical testing in the United States, adverse changes in zoning laws, tax laws, or other laws affecting the medical and diagnostic industry may prove to be a major obstacle, both in respect of time and costs, in the Company's research and development.

The timing of regulatory filings and approvals, if any, for the Company's products are made less certain by the Company's strategy of seeking one or more collaborative arrangements with development and marketing partners, which may require that a collaborative partner be responsible for seeking and obtaining regulatory approvals either in foreign countries or in the United States. The Company intends to market its products throughout the world. There are numerous regulatory agencies that regulate the sale of diagnostic and therapeutic products, and these agencies may be affected or influenced by criteria materially different than those of the FDA. The sale of the Company's products may be materially affected by the policies of these regulatory agencies or the domestic politics of the countries involved. The Company has not applied for and does not now have the approval of any foreign country to sell its products for diagnostic or therapeutic use.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

CONCENTRATIONS

The financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash. The Company places its cash with high credit quality institutions.

From time to time the Company maintains cash balances at certain financial institutions in excess of the Federal Deposit Insurance Corporation ("FDIC") limit of $100,000. As December 31, 2003, no such balances were in excess of the FDIC limit.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 107 "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS" requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of the Company's financial instruments, consisting primarily of cash, accounts payable and accrued liabilities approximated their fair values as of December 31, 2003, due to their short-term nature.

The fair value of related party transactions are not determinable due to their related-party nature.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. The Company has assumed that leases with terms of less than five years will be renewed and has used the estimated renewal time frame for amortization purposes. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results of operations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LONG-LIVED ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

GOODWILL AND INTANGIBLE ASSETS

SFAS No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS", which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the consolidated financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle. SFAS No. 142 has not had a material effect on the Company's consolidated financial statements since the Company does not have any goodwill or non-amortizable intangible assets.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PATENTS

Costs incurred in connection with securing a patent, as well as attorneys fees, have been capitalized and amortized over seventeen years using the straight line-method. See Note 3 for additional information about patents. Costs related to patents pending are amortized beginning upon issuance of the related patents.

ADVERTISING

The Company expenses the cost of advertising when incurred. Advertising costs for the years ended December 31, 2003 and 2002 and for the period from Inception to December 31, 2003 were immaterial to the consolidated financial statements, and are included in selling, general and administrative expenses in the accompanying statement of operations.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. The Company incurred approximately $50,000, $0 and $128,000 of research and development expenses for the years ended December 31, 2003 and 2002 and for the period from Inception through December 31, 2003, respectively.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (See Note 9).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with SFAS No. 130, "REPORTING COMPREHENSIVE INCOME". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized holding gains and losses, net of related tax effects, on available for sale securities to be included in comprehensive income until realized. Through December 31, 2003 the Company had no items of comprehensive income.

STOCK BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirement under SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, AN AMENDMENT OF SFAS NO. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim consolidated financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. See Note 7 for additional information on stock options.

FASB Interpretation No. 44 ("FIN 44"), "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB 25," clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

The following table illustrates the effect on net income (loss) as if the Company had applied the fair value recognition provisions of SFAS No. 123 for its stock-based employee compensation plans.

                                           2003         2002
                                        ---------    ---------
Net income (loss), as reported          $(311,233)   $ (83,689)
Stock based compensation, net of tax           --      (86,440)
                                        ---------    ---------
         Net income (loss), pro forma   $(311,233)   $(170,129)
                                        =========    =========

The effects of applying SFAS No. 123 in the pro forma disclosure are not likely to be a representation of the pro forma effect on reported net income (loss) for future years. See Note 7 for additional disclosures related to the Company's common stock plans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

BASIC AND DILUTED LOSS PER COMMON SHARE

The Company computes loss per common share using SFAS No. 128 "EARNINGS PER SHARE". Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares as of December 31, 2003 or 2002. Because the Company has incurred net losses and there are no potential common shares, basic and diluted loss per common share are the same.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS," establishes standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for consolidated financial statements for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have an impact on the Company's consolidated financial statements.

SFAS No. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES," is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management's intent, and requires that liabilities be measured at estimated fair value. The adoption of SFAS No. 146 did not have an impact on the Company's consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the estimated fair value of the obligation undertaken in issuing the guarantee.

The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. The Company is complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect the Company's consolidated financial statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for VIEs. The Company is evaluating the effects of FIN No. 46 (as amended) on its future consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-3 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS (continued)

The Company adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

RECLASSIFICATIONS

Certain amounts in the December 31, 2002 consolidated financial statements have been reclassified to conform to the December 31, 2003 presentation.

3. PATENTS

The Company has entered into license agreements with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using its patented technologies. Under such agreement, the Company will pay royalties at varying rates based upon the level of revenues from licensed products. The agreement continues as long as any licensed patents remain in force. The Company has not incurred any royalty expense during the period from January 3, 1990 to December 31, 2003. The Company also pays an annual fee in the amount of $17,000 to renew such license agreement. As of December 31, 2003, the Company was in full compliance with the provisions of this agreement.

4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of December 31, 2003:

Trade accounts payable                     $ 26,622
Accrued consulting and professional fees    121,822
Accrued taxes payable                         6,090
                                           --------
                                           $154,534
                                           ========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

5.  ADVANCES FROM STOCKHOLDERS

As of December 31, 2003, the Company had advances of approximately $131,000 payable to three of its stockholders. Such advances historically bore interest at 10% per annum and are due on demand. Management and the board of directors are re-evaluating the current market trends and terms and expect to reduce such interest rate in 2004. On December 31, 2003, one of the stockholders agreed to forgive all accrued interest payable to him in the amount of approximately $25,000, which represents the gain on forgiveness of debt in the accompanying statements of operations. In addition, he also agreed to waive his right to any future interest. The advances are all due on demand. Interest expense related to such advances for the years ended December 31, 2003 and 2002 and for the period from Inception through December 31, 2003 was approximately $27,000, $28,000 and $111,000, respectively.

6.  LINE OF CREDIT FROM AN AFFILIATED ENTITY

On May 1, 2002, the Company entered into a one-year line of credit agreement (the "Agreement") with ADOT with an annual interest rate of 5%. On May 1, 2003 the Agreement was amended to be payable on demand. Interest expense related to such a line of credit for the years ended December 31, 2003, 2002 and for the period from Inception through December 31, 2003 was approximately $7,000, $0 and $7,000, respectively.

7. EQUITY TRANSACTIONS

PREFERRED STOCK

On June 19, 1991, the Company authorized the issuance of 4,000,000 shares of preferred stock. The Company designated 2,000,000 shares as the series A convertible preferred stock ("Series A"). Series A has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of the Company. Prior to redemption, each share of the Series A can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A will be entitled to dividends equal to the amount of dividends for the number of shares of common stock into which it is entitled to be converted. As of December 31, 2003, the Company has not issued any preferred shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

7. EQUITY TRANSACTIONS (CONTINUED)

COMMON STOCK

On January 3, 1990, the Company authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, the Company authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, the Company authorized the issuance of another additional 9,000,000 of common stock.

OPTIONS

On April 17, 2000, the Company authorized the issuance of 1,700,000 stock options to acquire the Company's common stock at an exercise price of $0.15 per share as compensation for services provided by two of its officers which 420,000 shares were exercised during the years ended December 31, 2001 and 2000. In June 2002, the Company authorized the issuance of 980,000 stock options to acquire the Company's common stock at an exercise price of $0.15 per share as compensation for services provided by two of the officers.

On July 11, 2003, the two officers exercised their option for 980,000 of the Company's common stock in lieu of deferred salary in the amount of $147,000. In December 2003, the Company granted options to purchase 75,000 shares of common stock to an employee. Such options will ultimately vest over four years, 10% at the end of six months and an additional 15% at the end of the first year, thereafter vesting 25% per year on a monthly basis. Such stock options expire ten years from the date of grant.

                                                            WEIGHTED-AVERAGE
                                       NUMBER OF SHARES      EXERCISE PRICE
                                       -------------------------------------
Options outstanding and exercisable at    1,650,000            $   0.23
       December 31, 2001
             Granted                        980,000            $   0.15
Options outstanding and exercisable at    2,630,000            $   0.19
December 31, 2002
             Granted                         75,000                  --
Exercised                                  (980,000)           $   0.15
                                          ---------
Options outstanding and exercisable at
December 31, 2003                         1,725,000            $   0.23
                                          =========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

7. EQUITY TRANSACTIONS (continued)

The number of outstanding and exercisable options as of December 31, 2003 is provided below:

                                           OUTSTANDING AND EXERCISABLE
                           ------------------------------------------------------------
                                              WEIGHTED-AVERAGE     WEIGHTED-AVERAGE
RANGE OF EXERCISE PRICES   NUMBER OF SHARES     EXERCISE PRICE   REMAINING LIFE (YEARS)
---------------------------------------------------------------------------------------
         $0.15                 1,280,000           $0.15              6.22
         $0.50                   370,000           $0.50              3.09
         $0.0                     75,000           $0.0                  0
                               =========
                               1,725,000
                               =========

FAIR VALUE DISCLOSURE

For purposes of computing the pro forma amounts as disclosed in Note 2, the fair value of stock-based compensation was estimated using the Black Scholes Pricing model with the following weighted-averaged assumptions for the year ended December 31, 2002.

Weighted-average expected life (years)                                      10
Annual dividend per share                                                   --
Risk-free interest rate                                                    3.5%
Volatility                                                                99.4%
Weighted-average fair value of options granted                            $7.09

Because the determination of the fair value of all options granted includes the factors described in the preceding paragraph, and because additional option grants are expected to be made each year, the pro forma disclosures included in
Note 2 are not likely to be representative of the pro forma effect on reported net income (loss) for future years.

8.  OTHER RELATED PARTY TRANSACTION

On May 1, 2002, the Company entered into a sublease agreement with ADOT to sublease an office space for $300 a month. The lease is on a month-to-month basis and the Company is to abide with all relevant covenants of the master lease.

On December 1, 2003, the Company entered into a lease agreement with ADOT to lease certain lab equipment for $500 a month. The lease is on a month-to-month basis and the Company is to abide with all relevant covenants of the master lease.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

9. INCOME TAXES

The components of the provision (benefit) for income taxes consists of the following for the years ended December 31:

                                             2003               2002
                                          ----------------------------
Current:
Federal                                   $      --           $     --
State                                            --                 --
                                          ============================
Total Current                                    --                 --
Deferred:                                        --                 --
Federal
State                                            --                 --
                                          ----------------------------
Total Deferred

                                          $      --           $     --
                                          ============================

For the years ended December 31, 2003 and 2002, and the period from Inception through December 31, 2003, the Company had no significant current or deferred net income tax expense. The Company has recorded a 100% valuation allowance on all deferred tax assets.

The net deferred income tax asset (liability) consists of the following at December 31, 2003:

Net Operating Losses                                           $687,179
Valuation allowance                                            (687,179)
                                                        ---------------
                                                                     --
Deferred income tax liabilities                                      --
                                                        ---------------
                                                        $            --
                                                        ===============

Based upon the net operating losses incurred since inception, management has determined that it is more likely than not that the deferred tax asset as of December 31, 2003 will not be recognized. Consequently, the Company has established a valuation allowance against the entire deferred tax asset. The allowance for deferred tax assets increased by approximately $125,000.

As of December 31, 2003, the Company had various federal and state net operating
loss   carry-forwards   of   approximately   $1.5   million  that  have  initial
carry-forward periods between five and twenty years.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

9. INCOME TAXES (continued)

The utilization of some or all of the Company's net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. In addition, utilization of the Company's California net operating losses for the years beginning in 2002 and 2003 has been suspended under state law.

A reconciliation of income taxes computed at the U.S. Federal Statutory income tax rate to the provision (benefit) for income taxes is as follows:

                                                    2003               2002
                                             --------------------------------
U.S. Federal Statutory tax at 34%            $    (105,820)        $  (28,454)
State Taxes, net of federal benefit                (18,674)            (5,022)
         Valuation Allowance                       124,494             33,476
                                             --------------------------------
Provision (benefit) for income taxes         $          --         $       --
                                             ================================

10.  LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the periods ended December 31:

                                                        2003           2002
                                                    -----------    -----------
Numerator for basic and diluted loss
     per common share:
Net loss charged to common stockholders             $  (311,233)   $   (83,689)
Denominator for basic and diluted loss
     per common share:
Weighted average number of shares                     6,228,060      5,765,282
                                                    -----------    -----------
Basic and diluted loss per common share             $     (0.05)   $     (0.01)
                                                    ===========    ===========

The Company reported a net loss for the years ended December 31, 2003 and 2002. As a result, 1,725,000 and 2,630,000 shares of common stock issuable upon exercise of stock options have been excluded from the calculation of diluted loss per common share for the respective years because the inclusion of such stock options would be antidilutive.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

11. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

On November 10, 2003, the Company entered into a one-year lease agreement to lease a lab. The agreement expires on November 10, 2004. The monthly rental payment is in the amount of approximately $2,500. The lease has three one-year options.

Total rent expense for the years ended December 31, 2003 and 2002 and for the period from inception through December 31, 2003 was approximately $9,400, $3,500 and $34,000, respectively.

LEGAL MATTERS

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental to the normal operations of the business. The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position or result of operations.

12.  SUBSEQUENT EVENTS (UNAUDITED)

In January 2004, the Company issued 35,000 shares of restricted common stock to an employee as a bonus. In addition, ADOT purchased options to purchase 60,000 shares of the Company's restricted common stock from two of the Company's former employees. ADOT subsequently exercised these options.

--------------------------------------------------------------------------------

                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                    UNAUDITED

                                  ASSETS
Current Assets
     Cash                                                                       $       232
     Prepaid expenses                                                                 9,689
                                                                                -----------
                Total Current Assets                                                  9,921

Patents and Patents Pending, Net                                                    210,169
Property and Equipment, net                                                          14,630
                                                                                -----------
                                                                                $   234,720
                                                                                ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
     Accounts payable and accrued liabilities                                   $   219,281
     Advances from stockholders                                                     122,717
     Line of credit from an affiliated entity                                       792,426
                                                                                -----------
                Total Current Liabilities
                                                                                  1,134,424
Commitments and Contingencies
Stockholders' Deficit
     Class  A  redeemable  preferred  stock;  no  par  value
       2,000,000  shares authorized;  cumulative  and  convertible;
       liquidation  and  redemption values of $1.50 and $1.80 per share;
       no shares issued and outstanding                                                  --
     Undesignated preferred stock; 2,000,000 shares
       authorized; no shares issued and outstanding                                      --
     Common stock, no par value, 100,000,000 shares
       authorized; 7,117,282 issued and outstanding                               1,365,513
     Deficit accumulated during development stage                                (2,265,217)
                                                                                -----------
                Total Stockholders' Deficit                                        (899,704)
                                                                                -----------
                                                                                $   234,720
                                                                                ===========

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------

                           BIOMODA, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  FOR THE NINE-MONTH AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
    AND FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO SEPTEMBER 30, 2004
                                    UNAUDITED

                                                                                                       JANUARY 3,
                                                                                                          1990
                                                                                                       (INCEPTION)
                                                   NINE MONTHS                 THREE MONTHS           TO SEPTEMBER
                                                ENDED SEPTEMBER 30          ENDED SEPTEMBER 30          30, 2004
                                          --------------------------    --------------------------    -----------
                                              2004          2003           2004           2003
                                          -----------    -----------    -----------    -----------    -----------
Revenue                                   $        --    $        --    $        --    $        --    $        23
                                          -----------    -----------    -----------    -----------    -----------
Operating expenses
   Professional fees                           68,915             --         16,923             --        367,835
   General and administrative                  63,133        205,830         20,789         65,576      1,146,082
   Licensing fees                              15,000         24,000             --          1,944         88,017
   Research and development                   367,411            900        111,996            250        495,051
   Depreciation and amortization               11,318          6,928          4,031          2,250         56,728
                                          -----------    -----------    -----------    -----------    -----------
          Total Operating Expenses            525,777        237,658        153,739         70,020      2,153,713
                                          -----------    -----------    -----------    -----------    -----------
Loss from operations                         (525,777)      (237,658)      (153,739)       (70,020)    (2,153,690)
Other Income (Expenses)
   Gain on forgiveness of debt                     --             --             --             --         24,721
   Interest income                                 --             --             --             --          3,870
   Interest expense                           (21,897)       (20,010)        (8,919)            --       (140,118)
   Foreign currency transaction loss               --           (551)            --         (2,856)             0
                                          -----------    -----------    -----------    -----------    -----------
          Total Other Expenses                (21,897)       (20,561)        (8,919)        (2,856)      (111,527)
                                          -----------    -----------    -----------    -----------    -----------
Loss Before Provision For Income Taxes       (547,674)      (258,219)      (162,658)       (72,876)    (2,265,217)
Provision for income taxes                         --             --             --             --             --
                                          -----------    -----------    -----------    -----------    -----------
Net Loss and Losses Accumulated
   During the Development Stage           $  (547,674)   $  (258,219)   $  (162,658)   $   (72,876)   $(2,265,217)
                                          ===========    ===========    ===========    ===========    ===========
Basic and diluted weighted average          6,863,463      5,837,875      6,892,117      5,864,171
number of common shares outstanding
                                          ===========    ===========    ===========    ===========
Basic and diluted loss per common share   $     (0.08)   $     (0.04)   $     (0.02)   $     (0.01)
                                          ===========    ===========    ===========    ===========

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

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                                       81

                          BIOMODA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
    AND FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO SEPTEMBER 30, 2004
                                    UNAUDITED

                                                    NINE-MONTHS
                                                       ENDED           NINE-MONTHS ENDED   JANUARY 3, 1990
                                                   SEPTEMBER, 30,        SEPTEMBER 30,      (INCEPTION) TO
                                                        2004                 2003         SEPTEMBER 30, 2004
                                                  ----------------------------------------------------------
NET CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                         $  (547,674)        $  (258,219)        $(2,265,217)
   Adjustments to reconcile net loss to
          net cash used in operating activities:
     Stock options expense                                   --             147,000             147,000
     Issuance of common stock for services               17,500                  --              17,500
     Issuance of common stock for bonuses to
employees                                                10,710                  --              10,710
     Loss on sale of assets                                  --                  --                 358
     Foreign currency transactions                           --                 551               3,247
     Depreciation and amortization                       11,318               6,928              56,729
   Changes in operating assets and liabilities:
     Accounts receivable                                     --                  --              (4,425)
     Other Assets                                        (6,448)              4,425              (5,264)
     Accounts payable and accrued liabilities            82,029             (65,866)            323,463
     Advances from stockholders                              --                  --               9,564
                                                    -----------         -----------         -----------
   Net cash flows used in operating activities         (432,565)           (165,181)         (1,706,335)
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                 (14,178)                 --             (24,177)
     Sale of property and equipment                          --                  --               1,139
     Organizational Costs                                    --                  --                (560)
     Patent, trademark and license fee                  (63,743)            (28,711)           (262,371)
                                                    -----------         -----------         -----------
Net cash flows used in investing activities             (77,921)            (28,711)           (285,969)
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from stockholders' advances                    --               6,050              86,014
     Proceeds from line of credit from an
affiliated entity                                       505,971             189,880             822,426
     Issuance of common stock for cash                       --                  --           1,084,096
                                                    -----------         -----------         -----------
Net cash flows provided by financing activities         505,971             195,930           1,992,536
Net (decrease) increase in cash                          (4,515)              2,038                 232
Cash, beginning of period                                 4,747                 155                  --
                                                    -----------         -----------         -----------
Cash, end of period                                 $       232         $     2,193         $       232
                                                    ===========         ===========         ===========
Supplemental disclosure of cash flow information:
 Cash paid for:
       Interest                                     $        --         $        --         $        --
                                                    -----------         -----------         -----------
       Income Taxes                                 $        --         $        --         $        --
                                                    ===========         ===========         ===========

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

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                                       82

                                  Biomoda, Inc.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION

FORMATION AND NATURE OF BUSINESS

Biomoda, Inc. ("Biomoda") is a development stage company incorporated in the state of New Mexico on January 3, 1990 (Inception). In 2002, the Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") of Advanced Optics Electronics, Inc. ("ADOT") replaced Biomoda's management team, affecting a change in control. ADOT also owns approximately 15.9% of Biomoda's outstanding common stock. In 2003, the CEO and the CFO each acquired 7.27% of the outstanding common stock of Biomoda. On August 13, 2003, Biomoda formed a 100% owned subsidiary known as Biomoda Holdings, Inc., a Nevada corporation, for the purpose of research, development, production and marketing of medical and biomedical products. Biomoda and Biomoda Holdings, Inc. are hereinafter collectively referred to as the "Company."

The Company's primary focus is on early cancer detection technology. The Company's novel cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, based on a compound called Tetrakis Carboxy Phenyl Porphine (TCPP), was developed at St. Mary hospital in Colorado and Los Alamos National Laboratories. The Company obtained a worldwide exclusive license to the TCPP technology from the University of California in late 1995, and began new research broadening the scope of the original patent and technology. In November 2000, the Company filed a new U.S. provisional patent application defining the ability of the Company's version of the TCPP to detect pre-cancerous and cancerous conditions in all human tissue. The Company began the commercialization process by trademarking the technology as CyPath. Management expects to start pre-clinical trials in the fall of 2004 and clinical trials in 2005, which will culminate in applying for the United States Food and Drug Administration ("FDA") approval.

Pursuant to a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, the Company is offering for sale up to 5,000,000 shares of its common stock at a price of $6 per share. The Registration Statement was declared effective on July 11, 2003. The Offering will terminate on the earlier of July 11, 2005 or the date on which the maximum number of shares have been sold. The Company has not sold any shares under such Registration Statement as of September 30, 2004. The Company is in the process of revising the SB-2 to offer 10,000,000 shares at $3 per share. On May 11, 2004 the Company's board of directors has approved the increase in the number of shares of common stock authorized from 15,000,000 to 100,000,000.

--------------------------------------------------------------------------------

                                 Biomoda, Inc.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

DEVELOPMENT STAGE AND GOING CONCERN

The Company has been in the development stage since it began operations on January 3, 1990 and has not generated any revenues from operations and there is no assurance of any future revenues. As of September 30, 2004, the Company had an accumulated deficit of approximately $2,265,000 and a working capital deficit of approximately $1,125,000.

In addition, the Company did not generate any cash from operations and had no cash reserve dedicated to fund expenditures. These factors create a substantial doubt as to the Company's ability to continue as a going concern.

The Company will require substantial additional funding for continuing research and development, obtaining regulatory approval and for the commercialization of its products. Management expects to be able to raise enough funds to meet its working capital requirements through the sale of the Company's common stock offered in its Registration Statement. ADOT continues to provide the Company with bridge financing needed to fund the day-to-day operations until the Company has raised sufficient capital to fund its operations (See Note 4).

There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The  management  of  the  Company,   without   audit,   prepared  the  condensed
consolidated financial statements for the three-and nine month periods ended September 30, 2004 and 2003. The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial reporting. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the Company's financial position, results of operations and cash flows have been included and are only of a normal recurring nature. The results of operations for the quarter ended September 30, 2004 are not necessarily indicative of the results of operations for the year ending December 31, 2004.

--------------------------------------------------------------------------------

                                  Biomoda, Inc.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2003, which are included in the Company's Form 10-KSB, which was filed with the Securities and Exchange Commission ("SEC") on March 30, 2004.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25 " Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any , is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards "SFAS") No 123 "Accounting for Stock-Based Compensation", as amended by SFAS No 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, and amendment of FASB Statement No. 123" and interpreted by FASB Interpretation No. 44, "Accounting for Certain Transactions, Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expenses, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirements under SFAS NO. 123, are required to be presented. The Proforma effect on losses and loss per common share if the Company had applied the fair value recognition provisions of SFAS No. 123 is insignificant.

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No 148 ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123." SFAS 148 amends SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair-value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that statement to require prominent disclosure about the effects on reported net income and earnings per share and the entity's accounting policy decisions with respect to stock-based employee compensation. Certain of the disclosure requirements are required for all companies,

--------------------------------------------------------------------------------

                                  Biomoda, Inc.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ACCOUNTING FOR STOCK-BASED COMPENSATION (continued)

regardless of whether the fair value method or intrinsic value method is used to account for stockp-based employee compensation arrangements. The Company continues to account for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of APB 25. SFAS 148 is effective for financial statements for fiscal years ended after December 15, 2002 and for interim periods beginning after December 15, 2002. As of September 30, 2004, the Company has not established a formal stock option plan.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share". Under SFAS 128, basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred a net loss in the three and nine months periods ended September 30, 2004 and 2003, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive.

PATENT

Costs incurred in connection with securing a patent, as well as attorneys fees, have been capitalized and amortized over seventeen years using the straight line-method and are included in other assets on the accompanying balance sheet. Costs related to patents pending are amortized beginning upon issuance of the related patents. Such costs are periodically reviewed by management for impairment under SFAS 144.

RESEARCH AND DEVELOPMENT

Research and Development costs are charged to operations as incurred. The Company incurred approximately $367,000, $1000 and $495,000 of research and development expenses for the nine months ended September 30, 2004 and 2003 and for the period from Inception through September 30, 2004.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

Neither the Financial Accounting Standards Board (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants nor the SEC have issued any significant accounting pronouncements since the Company filed its June 30, 2004 Form 10-Q that are believed by management to have a material impact on the Company's present or future consolidated financial statements.

--------------------------------------------------------------------------------

                                   Biomoda, Inc.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

3.  ADVANCES FROM STOCKHOLDERS

As of September 30, 2004, the Company had advances of approximately $123,000 payable to two of its stockholders. Such advances historically bore interest at 10% per annum and are due on demand. The Company is negotiating the payoff of such advances with these stockholders and no interest expense related to such advances for the nine month period ended September 30, 2004 was recorded. Interest expense related to such advances for the period from Inception through September 30, 2004 was approximately $41,000. Such interest expense was approximately $3,000, $9,000 and $41,000 for the three and nine months periods ended September 30, 2003, and for the period from inception through September 30, 2003, respectively.

4.  LINE OF CREDIT FROM AN AFFILIATED ENTITY

On May 1, 2002, the Company entered into a one-year line of credit agreement (the "Agreement") with ADOT with an annual interest rate of 5%. On May 1, 2003 the Agreement was amended to be payable on demand. Interest expense related to such a line of credit for the three and nine months periods ended September 30, 2004, 2003 and for the period from Inception through September 30, 2004 was approximately $9,000, $22,000 and $29,000, respectively. Such interest expense was approximately $3,000 and $14,000 for the three and nine months periods ended September 30, 2003, respectively.

5.  OTHER RELATED PARTY TRANSACTIONS

On May 1, 2002, the Company entered into a sublease agreement with ADOT to sublease an office space for $300 a month. The lease is on a month-to-month basis and the Company is to abide with all relevant covenants of the master lease.

On December 1, 2003, the Company entered into a lease agreement with ADOT to lease certain lab equipment for $500 a month. The lease is on a month-to-month basis and the Company is to abide with all relevant covenants of the master lease.

Rental expense related to the above leases for the three and nine month periods ended September 30, 2004 and for the period from Inception through September 30, 2004 was approximately $2,400, $7,200 and $13,700, respectively. Such rental expense was $900 and $2,700 for the three and nine months periods ended September 30, 2003, respectively.

--------------------------------------------------------------------------------

                                  Biomoda, Inc.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

6.  EQUITY TRANSACTIONS

On August 5, 2004, the Company issued 85,000 shares of restricted common stock to three of its employees for bonuses at approximately $10,710 (estimated by management to be the fair value on the date of grant).

On September 29, 2004, one of the stockholders of the Company exercised 200,000 stock options to issue 200,000 shares of common stock. Advances payable to that stockholder as of that date in the amount of approximately $25,000 were applied against the exercise price of such stock options.

--------------------------------------------------------------------------------

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accountants or disagreements between the Company and its accountants.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission. We plan to file with the SEC our Forms 10-KSB, 10-QSB and all other forms that are or may become applicable to us with the filing of this registration statement.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is .

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel", as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in us.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements of the Company for the year ended December 31, 2002, included in this prospectus have been audited by Hinkle and Landers, Certified Public Accountants, our previous independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Company for the year ended December 31, 2003 included in this prospectus have been audited by Squar, Milner, Reehl & Williamson, LLP, Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Outside back cover of prospectus.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE HEREOF.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

According to Article Eleven of our Articles of Incorporation and Section 5.01 of our Bylaws, we are authorized and required to indemnify our officers and directors to the full extent allowed by the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act provides for indemnification of our officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with us.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by the Company:

--------------------------------------------------------------------------------
SEC Registration Fee                                                   $8,935.50
Accounting Fees and Expenses                                          $10,000.00
Legal Fees and Expenses                                               $25,000.00
Printing and Engraving Expenses                                       $20,000.00
Transfer Agent and Registrar Fees and Expenses                         $2,000.00
Consulting Fee                                                        $70,000.00
Placement Fee                                                         $35,000.00
Document Drafting and Preparation Fee                                 $30,000.00
Miscellaneous                                                          $9,503.00
                                                                     -----------
                  TOTAL                                              $210,438.50
--------------------------------------------------------------------------------

RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section
4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to current financial and corporate information about us.

I.   JAMES BRANYAN

(a) SECURITIES SOLD. GIVE THE DATE OF SALE, TITLE AND AMOUNT OF SECURITIES SOLD.
(i) DATE: November 28, 2001.
(ii) TITLE OF SECURITIES: Common Stock.
(iii) AMOUNT: 10,000 shares in six transactions.
(b) UNDERWRITERS AND OTHER PURCHASERS:
         There were no underwriters for these securities. The purchaser was:
         James Branyon
(c) CONSIDERATION. STATE THE AGGREGATE OFFERING PRICE AND AGGREGATE UNDERWRITING
COMMISSIONS: $5,000.

(The securities were sold for cash. There were no underwriters used and hence there were no underwriting fees).

(d) EXEMPTION CLAIMED. The purchaser, an accredited investor was known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

(e) USE OF PROCEEDS: General corporate purposes.
The following table provides additional information:

COMMON STOCK ISSUED TO:
1) JAMES BRANYON is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Branyon since 1999. He has a net worth in excess of $5 million and is an experienced investor.

         ---------------  ---------------  ------------------
         Date             Shares           Investment $
         ---------------  ---------------  ------------------
         11/28/01         10,000           $5,000
         ---------------  ---------------  ------------------
         TOTAL            10,000           $5,000
         ---------------  ---------------  ------------------

II. JOHN COUSINS,  LESLIE  ROBINS,  ADVANCED  OPTICS  ELECTRONICS,  INC. AND ARI
MAAYAN
(a) SECURITIES SOLD. GIVE THE DATE OF SALE, TITLE AND AMOUNT OF SECURITIES SOLD.
(i) DATE: July 11, 2003 to September 28, 2004.
(ii) TITLE OF SECURITIES: Common Stock.
(iii) AMOUNT: 1,240,000 shares in seven transactions.
(b) UNDERWRITERS AND OTHER PURCHASERS:
                  There  were  no  underwriters   for  these   securities.   The
purchasers were:
         John Cousins
         Leslie Robins
         Advanced Optics Electronics, Inc.
         Ari Maayan

(c) CONSIDERATION. STATE THE AGGREGATE OFFERING PRICE AND AGGREGATE UNDERWRITING
COMMISSIONS: $202,107.

(The securities were sold for cash. There were no underwriters used and hence there were no underwriting fees).

(d) EXEMPTION CLAIMED. The purchasers, all of whom are accredited investors, one of which is a Director, were known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

(e) USE OF PROCEEDS: General corporate purposes.

The following table provides additional information:

COMMON STOCK ISSUED TO:
1) JOHN COUSINS is President of Biomoda. Mr. Cousins is currently Chief Executive Officer of Biomoda. Shares were issued in connection with an exercise of Stock Options which were issued to Mr. Cousins as part of compensation for his duties as an officer and director.

         ------------------  -------------------  ---------------------
         Date                Shares               Investment $
         ------------------  -------------------  ---------------------
         7/11/2003           490,000              $73,500.00
         ------------------  -------------------  ---------------------
         TOTAL               490,000              $73,500.00
         ------------------  -------------------  ---------------------

2)  LESLIE ROBINS is Vice President of Biomoda.
Mr. Robins is currently a Director of Biomoda. Shares were issued in connection with an exercise of Stock Options which were issued to Mr. Robins as part of compensation for his duties as an officer and director.

         -------------------   -------------------   --------------------
         Date                  Shares                Investment $
         -------------------   -------------------   --------------------
         7/11/2003             100,000               $15,000
         -------------------   -------------------   --------------------
         7/11/2003             200,000               $30,000
         -------------------   -------------------   --------------------
         7/11/2003             100,000               $15,000
         -------------------   -------------------   --------------------
         7/11/2003             90,000                $13,500
         -------------------   -------------------   --------------------
         TOTAL                 490,000               $73,500
         -------------------   -------------------   --------------------

3)  ADVANCED OPTICS ELECTRONICS, INC. is a public company.
Biomoda has a line of credit and several lease agreements with Advanced Optics Electronics, Inc ("ADOT"). ADOT purchased options to purchase 60,000 shares of the company's restricted common stock from two of the company's former employees. Subsequently, ADOT exercised such options for $30,000 (estimated by management to be the fair value). The purchase price was offset against the line of credit payable to ADOT.

         --------------------  -------------------  -----------------------
         Date                  Shares               Investment $
         --------------------  -------------------  -----------------------
         2/9/2004              60,000               $30,000.00
         --------------------  -------------------  -----------------------
         TOTAL                 60,000               $30,000.00
         --------------------  -------------------  -----------------------

4) ARI MAAYAN is a Director and past president of Biomoda and as such has stock options to purchase 580,000 shares of the company's restricted common stock. Subsequently, Mr. Maayan exercised 200,000 options for $25,107 (estimated by management to be the fair value). The purchase price was offset against the accrued payable to Mr. Maayan.

         ------------------  ---------------------  ---------------------
         Date                Shares                 Investment $
         ------------------  ---------------------  ---------------------
         9/28/04             200,000                $25,107
         ------------------  ---------------------  ---------------------
         TOTAL               200,000                $25,107
         ------------------  ---------------------  ---------------------

TOTAL NUMBER OF SHARES AND TOTAL CASH INVESTMENT July 11, 2003 to September 28, 2004.

         -------------------- --------------------- ----------------------
                              Shares                Investment $
         -------------------- --------------------- ----------------------
         TOTAL                1,240,000             $202,107
         -------------------- --------------------- ----------------------

STOCK FOR SERVICES FEBRUARY 2004

(a) SECURITIES SOLD. GIVE THE DATE OF SALE AND TITLE AND AMOUNT OF SECURITIES SOLD.
On February 9, 2004. 35,000 shares of common stock were issued by the company. See below for individual details.

(b) UNDERWRITERS AND OTHER PURCHASERS: No underwriters were used in this private placement. See below for individual investor details.

(c)  CONSIDERATION.  STATE AGGREGATE  OFFERING PRICE AND AGGREGATE  UNDERWRITING
COMMISSIONS: $14,875 (no underwriting commissions paid) See below for individual details.

(d) EXEMPTION FROM REGISTRATION CLAIMED. These sales were exempt under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Biomoda, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

(e) TERMS OF CONVERSION. Not applicable.

(f) USE OF PROCEEDS: General corporate purposes.
The following table provides the information required as to these transactions:

COMMON STOCK ISSUED TO:

1) HERB WHITAKER is an Executive Vice President of Biomoda.
Herb Whitaker was issued  restricted common stock as a bonus.

        ---------------------   ---------------------   ------------------
        Date                    Shares                  Value $
        ---------------------   ---------------------   ------------------
        2/9/2004                35,000                  $17,500.00
        ---------------------   ---------------------   ------------------
        TOTAL                   35,000                  $17,500.00
        ---------------------   ---------------------   ------------------

TOTAL NUMBER OF SHARES AND TOTAL VALUE OF SERVICES

        ---------------------   ---------------------   -------------------
                                SHARES                  VALUE OF SERVICES

        ---------------------   ---------------------   -------------------
        TOTAL                   35,000                  $17,500.00
        ---------------------   ---------------------   -------------------


   STOCK FOR SERVICES AUGUST 2004

(a) SECURITIES SOLD. GIVE THE DATE OF SALE AND TITLE AND AMOUNT OF SECURITIES SOLD.
On August 5, 2004, 85,000 shares of common stock were issued by the company for services. See below for individual details.

(b) UNDERWRITERS AND OTHER PURCHASERS: No underwriters were used in this private placement. See below for individual details.

(c)  CONSIDERATION.  STATE AGGREGATE  OFFERING PRICE AND AGGREGATE  UNDERWRITING
COMMISSIONS: $0 (no underwriting commissions paid) See below for individual details.

(d) EXEMPTION FROM REGISTRATION CLAIMED. These sales were exempt under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Biomoda, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

(e) TERMS OF CONVERSION. Not applicable.

(f) USE OF PROCEEDS: General corporate purposes.
The following table provides the information required as to these transactions:

COMMON STOCK ISSUED TO:

1) HERBERT WHITAKER is the Executive Vice President of Biomoda.
Mr Whitaker was  issued restricted common stock as additional compensation.

        ---------------------   ---------------------   ---------------------
        Date                    Shares                  $ Value
        ---------------------   ---------------------   ---------------------
        8/5/2004                35,000                  $4,410
        ---------------------   ---------------------   ---------------------
        TOTAL                   35,000                  $4,410
        ---------------------   ---------------------   ---------------------

2) ROBIN NEFT is Biomoda's Research and Development Director.
Ms. Neft was issued  restricted common stock as additional compensation.

        ---------------------   ---------------------   ---------------------
        Date                    Shares                  $ Value
        ---------------------   ---------------------   ---------------------
        8/5/2004                35,000                  $4,410
        ---------------------   ---------------------   ---------------------
        TOTAL                   35,000                  $4,410
        ---------------------   ---------------------   ---------------------

3) CHRISTINA M. GARVIN is Biomoda's Research Associate.
Ms. Garvin was issued restricted common stock as additional compensation.

        --------------------- --------------------- ---------------------
        Date                  Shares                $ Value
        --------------------- --------------------- ---------------------
        8/5/2004              15,000                $1,890
        --------------------- --------------------- ---------------------
        TOTAL                 15,000                $1,890
        --------------------- --------------------- ---------------------

TOTAL NUMBER OF SHARES

        --------------------- --------------------- ---------------------
        DATE                  SHARES                $ VALUE

        --------------------- --------------------- ---------------------
        8/5/2004              85,000                $10,710
        --------------------- --------------------- ---------------------

EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
3.1               Articles of Incorporation for Biomoda,  Inc., filed January 2,
                  1990,  incorporated  by  reference to Exhibit (i) of Biomoda's
                  Registration Statement on Form SB-2, filed June 18, 2002.

3.2               Amendment to the Articles of Incorporation  for Biomoda,  Inc.
                  filed June 6, 1991, incorporated by reference to Exhibit (iii) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.3               Amendment to the Articles of Incorporation  for Biomoda,  Inc.
                  filed June 25, 1999, incorporated by reference to Exhibit (iv) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.4               Bylaws  of  the   Company,   adopted  on  February  23,  1990,
                  incorporated   by  reference  to  Exhibit  (ii)  of  Biomoda's
                  Registration Statement on Form SB-2, filed June 18, 2002.

5.1               Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Exclusive Patent License Agreement Between the University of California and Biomoda, Inc., incorporated by reference to Exhibit (v) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

10.2 United States Patent and Trademark Office Notice of Recordation of Assignment Document, incorporated by reference to Exhibit (vi) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

10.3 Escrow Agreement, incorporated by reference to Exhibit (vii) of Biomoda's amended Registration Statement on Form SB-2/A, filed September 26, 2002.

10.4 Copy of the Subscription Agreement, incorporated by reference to Exhibit (viii) of Biomoda's amended Registration Statement on Form SB-2/A, filed September 26, 2002.

10.5 Escrow agreement, dated as of May 20, 2003, between the Company and Leslie S. Robins, incorporated by reference to
                  Exhibit 10.5 of Biomoda's amended registration statement on Form SB-2/A, filed May 29, 2003.

23.1 Consent of Sichenzia Ross Friedman Ference LLP (included as part of Exhibit 5)

23.2              Consent of Hinkle & Landers, P.C.

23.3              Consent of Squar Milner Reehl & Williamson, LLP

24                Power of Attorney (included in the signature page)

                                  UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Albuquerque, State of New Mexico, on January 13, 2005.

Biomoda, Inc.


/S/ JOHN J. COUSINS
-----------------------------
By John J. Cousins, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Cousins, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this
Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or all of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/S/ JOHN J. COUSINS                                 January 13, 2005
--------------------------------------------
John J. Cousins, President
Treasurer, Director, Chief Financial Officer
Controller

/S/ LESLIE S. ROBINS                                January 13, 2005
--------------------------------------------
Leslie S. Robins, Vice President
Secretary, Director

/S/ JEFFREY L. GARWIN                               January 13, 2005
--------------------------------------------
Jeffrey L. Garwin, Director